SCHEDULE 14A
(Rule 14a-10)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Smithtown Bancorp, Inc.

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PRELIMINARY COPY - Definitive proxy materials are intended to be released to Registrant’s shareholders on March 15, 2007.

SMITHTOWN BANCORP, INC.

100 MOTOR PARKWAY, SUITE 160
HAUPPAUGE, NEW YORK 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held
THURSDAY, APRIL 19, 2007

To the Shareholders:

The Annual Meeting of Shareholders of Smithtown Bancorp, Inc. (the “Bancorp”), will be held at the Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 19, 2007, at 10:00 a.m., for the following purposes:

1.	The election of three directors to serve a term of three years.

2.	To consider and vote upon a proposal to approve the Bank of Smithtown Bankwide Annual Cash Incentive Plan.

3.	To consider and vote upon a proposal to adopt a new equity compensation plan for directors and employees of Bank of Smithtown

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 30, 2007, only shareholders of record at the close of business on March 12, 2007 shall be entitled to notice of and to vote at this meeting.

Dated: March 15, 2007
Hauppauge, New York
BY ORDER OF THE BOARD OF DIRECTORS

Bradley E. Rock
Chairman of the Board, President
& Chief Executive Officer

SMITHTOWN BANCORP, INC.

100 MOTOR PARKWAY, SUITE 160
HAUPPAUGE, NEW YORK 11788

PROXY STATEMENT

GENERAL PROXY INFORMATION

This Proxy Statement (this “Proxy Statement”) is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp, Inc. (the “Bancorp”) of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 19, 2007, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. Bank of Smithtown (the “Bank”) is a wholly-owned subsidiary of the Bancorp. The date of this Proxy Statement is March 15, 2007, the approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to our shareholders.

Authorized Shares and Voting Rights

Only shareholders of record as of the close of business on March 12, 2007 (the “Record Date”) will be entitled to vote at the meeting and any adjournment thereof. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 8,909,666 shares of common stock (“Common Shares”) issued and outstanding on the Record Date. Shareholders may vote in person or by proxy. Each holder of common stock is entitled one vote on the proposal presented in this Proxy Statement for each common share held. There is no cumulative voting for the election of directors.

Voting of Proxy

All valid proxies received prior to the meeting will be voted in accordance with the specifications made thereon. If no choices are indicated on the proxy, it is intended that the shares of stock represented by the proxy will be voted for the election of the director nominees listed in Table I. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

A shareholder may vote his or her proxy by executing the accompanying form of proxy and returning it to Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788. A shareholder may also vote his or her proxy by telephone or electronically through the internet (as is permitted under New York State law and the Bancorp By-Laws) by following the instructions included on the accompanying form of proxy. A shareholder may revoke his or her proxy at any time prior to exercise of the authority conferred thereby: (1) by written notice received by the Bancorp’s Secretary, Judith Barber, at Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788, if the proxy was executed and returned to the Bancorp, or (2) by re-voting his or her proxy if the proxy was originally voted by telephone or electronically through the internet, in which case the vote cast on the date that is closest to the date of the Annual Meeting will be the vote that is counted, or (3) by the shareholder’s oral revocation at the Annual Meeting.

Financial Statements

A copy of the Bancorp's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2006, has been mailed to the shareholders.

Matters To Be Voted On At The Meeting

There are three (3) proposals that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on: (1) the election of three directors to the Board of Directors of the Bancorp; (2) the approval of the Bank of Smithtown Bankwide Annual Cash Incentive Plan, a cash compensation plan for all Bank of Smithtown employees, and (3) the approval of the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan, an equity compensation plan for directors and certain officers of Bank of Smithtown.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. With respect to approval of the Bank of Smithtown Bankwide Annual Cash Incentive Plan referred to in proposal (2), and the adoption of the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan referred to in proposal (3), such proposals will be approved if a majority of the outstanding Common Shares vote in favor of those proposals. Abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality with respect to proposal (1) was obtained or if the majority, with respect to proposals (2) and (3) was obtained.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of nine members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

All nominees are presently serving as directors. Patrick A. Given; Robert W. Scherdel and Hyukmun Kwon were elected to their present term of office by the shareholders. The following directors, whose terms are expiring this year, are proposed for re-election for terms expiring in 2010: Patrick A. Given; Robert W. Scherdel and Hyukmun Kwon. All of the nominees are independent directors within the meaning of pertinent legal and regulatory standards. If a nominee declines to serve or becomes unable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxy may vote for such substitute nominee as the Board of Directors may designate.

The Board of Directors recommends a vote FOR the election of all Nominees
(Proposal No. 1 on the Proxy)

TABLE I

	Date		Experience and
	Directorship	Director	Principal Occupation
Name and Age	Term Expires	Since (1)	During Past 5 Years

NOMINEES

Patrick A. Given, 62	2007	1989	Partner in Given Associates - Real Estate appraisers and consultants, located in Hauppauge, New York.

Robert W. Scherdel, 52	2007	1996
President of Warren 50 Realty Corp., JB Old Town Realty Corp. and LLB Realty Corp. (real estate holding companies), President & CEO Sunrest Health Facilities, Inc., Vice President of Arden Food Corp. and President of GAT Realty Corp., a real estate investment firm until his resignation in 2004.

Hyukmun Kwon, 65	2007	2003	Owner of Sunrise Golf, located in Smithtown, New York.

DIRECTORS CONTINUING IN OFFICE

Augusta Kemper, 84	2008	1992	Horticulturist and Owner of Kemper Nurseries until retirement in 1985.

Barry M. Seigerman, 66	2008	1993
President, CEO & Director of Bank of Smithtown Insurance Agents and Brokers Inc. (formerly known as Seigerman-Mulvey Co., Inc.) Insurance agency, located in East Setauket, New York, which became a wholly-owned subsidiary of the Bank in August 2004.

Manny Schwartz, 64	2008	1998	President, Quality Enclosures, Inc., located Central Islip, New York; President, Sarasota Shower Door Company, Inc., and MMS Properties, located in Sarasota, Florida.

Bradley E. Rock, 54	2009	1988	Chairman of the Board, President & Chief Executive Officer of the Bancorp and the Bank.

Sanford C. Scheman, 70	2009	2000	Principal, North Shore Orthopedic Surgery & Sports Medicine, PC; Chairman of the Board & Executive Director of St. James Plaza Nursing Facility; President, Copesetic Ventures, Inc.

Patricia C. Delaney, 48	2009	2000	Attorney in private practice in Hauppauge, New York. General Counsel to the Bancorp and the Bank since 1994.

(1)	Each director of the Bancorp is also a director of the Bank. The dates given are the dates on which the director first served as a director.

Board of Directors

The Board of Directors holds regular monthly meetings. The Board held thirteen meetings during 2006. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 2006.

The Board of Directors has determined based upon the recommendations of the Corporate Governance and Nominating Committee, that the following directors are independent directors in accordance with the definition set forth in National Association of Securities Dealers (“NASDAQ”) listing standards (Marketplace Rule 4200(a)(15): Patrick A. Given, Augusta Kemper, Hyukmun Kwon, Sanford C. Scheman, Robert W. Scherdel and Manny Schwartz. In making its recommendation, the Corporate Governance and Nominating Committee considered the relationship between Given Associates and the Bank. Given Associates is a company in which Patrick A. Given is a partner and which provides real estate appraisal and consulting services. The Committee determined that since Given Associates was one of several appraisal services used by the Bank and that the compensation paid to Given Associates by the Bank did not exceed $60,000, Mr. Given qualified as an independent director.

The Bancorp does not have a policy that requires members of the Board of Directors to attend the Annual Meeting. All members of the Board of Directors are encouraged to attend the Annual Meeting. All members of the Board of Directors attended the Annual Meeting of the Bancorp held in April 2006.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of five members. Current members of the Committee are: Patrick A. Given (Chairperson), Sanford C. Scheman, Augusta Kemper, Robert W. Scherdel and Manny Schwartz. All members of the Corporate Governance and Nominating Committee are independent directors.

The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, a copy of which is available on the Bank’s website at www.bankofsmithtown.com(click on Investor Relations and then Governance Documents). The Corporate Governance and Nominating Committee is responsible for collecting and analyzing information with regard to directors’ “independence” as defined by NASDAQ listing standards. The Committee is also responsible for identifying and evaluating prospective nominees for vacancies on the Board of Directors in accordance with the process set forth in its charter. In selecting nominees, the Committee is guided by the Bylaws of the Bancorp which set forth qualifications for directors regarding their citizenship and stockholders status. The Committee considers the age of a prospective nominee which may not be less than 21 and not more than 72 years of age, and the ability of a prospective nominee to satisfy the “independent director” standard applicable to the Bancorp.

The Committee may receive nominees for vacancies on the Board of Directors from members of the Board of Directors, from shareholders of the Bancorp and from third party search firms. The procedure to be followed by a shareholder to submit a nominee to the Corporate Governance and Nominating Committee is set forth in “Shareholder Proposals and Nominations” in this proxy statement. The Committee is responsible for gathering information about a prospective nominee to ensure that he or she meets the minimum requirements regarding age, citizenship and stockholder status and then to evaluate the prospective nominee’s ability to represent the stockholders and dedicate sufficient time and attention to his or her duties as a director.

The evaluation process followed by the Committee is the same for each prospective nominee regardless of the source of the nomination. After the Committee evaluates a prospective nominee, it makes a recommendation to the full Board of Directors which must approve a nominee by a vote of a majority of the independent directors.

The Committee is also responsible for making recommendations concerning committee membership, and considering other matters pertinent to corporate governance.

The Corporate Governance and Nominating Committee met once during 2005.

Compensation Committee

The Compensation Committee consists of five members. Current members of the Committee are: Patrick A. Given (Chairperson), Robert W. Scherdel, Augusta Kemper, Sanford C. Scheman and Manny Schwartz. All members of the Compensation Committee are independent directors within the meaning of NASDAQ listing standards.

The charter of the Compensation Committee of Bank of Smithtown which serves as the Compensation Committee for the Bancorp was adopted by the Board of Directors in December 2005. A copy of the charter is available on the Bank’s website at

www.bankofsmithtown.com(click on Investor Relations and then Governance Documents).

The Committee met three times during the course of 2006. The Committee made recommendations to the full Board relative to the total amount of compensation to be awarded to the Bank employees under the existing Bankwide Incentive Compensation Plan, the contribution to be made to the Bank of Smithtown Employee Stock Ownership Plan (the “ESOP”) and the equity grants to be made pursuant to the Smithtown Bancorp Inc. Restricted Stock Plan. In addition, the Committee made recommendations to the full Board regarding the compensation and benefits to be paid to the Bank’s executive officers and directors.

In order to make those recommendations to the Board, the Compensation Committee is charged with collecting and analyzing information which it deems to be necessary and pertinent. In addition to evaluating the Bank’s performance over the prior year, the Committee reviews market data regarding compensation and benefits paid to both executive officers and directors in the Bank’s competitive market and by other high performing banks. It also considers the expense to the Bank associated with cash and equity compensation as well as the benefit plans provided to the Bank’s executive officers and directors. While the Committee may not delegate its authority to other persons, it may retain the services of third party advisors for assistance as it deems necessary or appropriate. During 2006, Clark Consulting was retained by the Bank to assist the Committee in updating its peer group for comparison based upon the criteria developed by the Committee and in reviewing the benefit plans provided to the Bank’s executive officers and directors.

Under the existing Bankwide Incentive Compensation Plan, all employees, including the Bank’s executive officers, are eligible to receive cash incentive compensation awards. The awards are based upon the Bank’s overall performance, the performance of the various departments within the Bank and the individual employee’s performance. The Compensation Committee reviews the methodologies devised by the Bank’s senior management team to be used to implement the plan. Based upon the Bank’s performance, and in view of the Bank’s compensation philosophy, the Committee evaluates the reasonableness of those methodologies, the appropriateness of the award opportunities available to Bank employees and the total amount to be awarded.

The Compensation Committee specifically reviews the compensation that the Bank executive officers are eligible to receive under the existing Bankwide Incentive Compensation Plan. With respect to the executive officers’ salaries, the Committee reviews a tally sheet which sets forth all of the components of the executive officers’ compensation paid in the prior year, including base salary; the award under the Bankwide Incentive Compensation Plan; the benefits and perquisites paid by the Bank on behalf of the executives and their cost to Bank; the value of the awards (vested and unvested) granted under the Smithtown Bancorp Restricted Stock Plan and the ESOP; the contributions made to the executive officers’ accounts under the 401k plan and the Executive Incentive Retirement Plan; the benefit payable under the Supplemental Executive Retirement Agreement (which applies to Mr. Rock only), and the potential payment that could be made if a change in control of the Bancorp occurred.

The Compensation Committee also reviews information regarding the compensation paid to other bank executives and the performance of other banks. The Committee has developed a peer group of banks for comparison which is made up of banks that are similar in size, geographic location and performance. The Committee weighs the comparative data in light of the size, location and performance of the Bank and the other banks, as well as the duties, performance, experience, skills and abilities of the Bank’s executive officers. The Committee then makes its recommendation to the Board regarding the amount that should be awarded to the executive officers under the Bankwide Incentive Compensation Plan, the salaries to be paid to the executive officers and the benefits to be provided to the executive officers.

The Committee follows the same process in determining the compensation to be paid to the Chief Executive Officer as described above for the other executive officers. In addition, the Committee weighs the growth and profitability of the Bank during Mr. Rock’s tenure as Chief Executive Officer, as well as the increase in the market value of the Bancorp’s shares during Mr. Rock’s tenure.

With respect to fees to be paid and benefits to be provided to the members of the Board of Directors, the Compensation Committee reviews the fees and benefits being paid to the directors in the Bank’s peer group. The Committee analyzes the peer group data in light of the Bank’s size, performance and geographic location. The Committee reviews the fees that were paid to directors in the prior year as well as the awards made to directors under the existing Restricted Stock Plan in the prior year. The Committee then makes recommendations to the Board regarding the fees to be paid, the fee structure (i.e., annual retainer or monthly meeting fees), the payment of additional fees for participation on certain committees, and the payment of additional fees for certain committee chairpersons, the lead director and the Secretary of the Board. The Committee also makes recommendations to the Board concerning the benefits payable to directors and the expenses for which directors may be reimbursed, which the Committee deems to be reasonable and appropriate.

Mr. Rock participates in discussions with the Compensation Committee and makes recommendations to the Committee with respect to the compensation of executive officers and directors. Mr. Rock does not participate in the deliberations or approval of the Committee or the Committee’s discussion with the Board concerning the compensation to be paid to him. Mr. Rock does not receive any fees as a director of the Bank or the Bancorp.

Compensation Committee Interlocks and Insider Participation

There are no members of the Compensation Committee who are now or were formerly an officer of the Bancorp or employee of the Bank or who has or had a relationship with the Bancorp or the Bank, other than as a director.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth herein. Based upon its review thereof, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report has been furnished by Patrick A. Given, Robert W. Scherdel, Augusta Kemper, Sandford C. Scheman and Manny Schwartz. The report shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Bancorp specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee

The Audit Committee, consisting of four directors, had twelve meetings in 2006. The Audit Committee reviews the Bank’s financial reporting process on behalf of the Board of Directors, the internal audits conducted by Bank employees and/or auditors retained for those purposes, and the audits conducted by the independent auditors in conformance with regulations of the New York State Banking Department, the laws of the State of New York, federal securities laws and regulations, and NASDAQ Rules. The members of the Audit Committee are: Robert W. Scherdel (Chairperson), Hyukmun Kwon, Manny Schwartz and Sanford C. Scheman. All members of the Audit Committee are independent under pertinent NASDAQ listing standards. The Chairman of the Committee, Mr. Scherdel, is an “audit committee financial expert” within the meaning of pertinent regulations.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Bank’s website at www.bankofsmithtown.com(click on Investor Relations and then Governance Documents). .

Audit Committee Report

With respect to the audited financial statements of the Bank as of December 31, 2006 and for the year then ended, the Audit Committee:

1.    Has reviewed and discussed with the Bank’s management the audited financial statements;

2.    Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as amended;

3.    Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, (which relates to the auditor’s independence from the Bank) and has discussed with the auditors the auditors’ independence from the Bank;

Based on the review and discussions of the Bank’s audited financial statements with the Bank’s management and the independent auditors of the Bank referred to in (1) - (3) above, the Audit Committee recommended to the Board of Directors that the Bank’s audited financial statements be included in the Bank’s Annual Report on SEC Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services by the Bank’s independent auditors is compatible with maintaining auditor independence.

The foregoing report has been furnished by Robert W. Scherdel, Hyukmun Kwon, Sanford C. Scheman and Manny Schwartz. This report shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Bancorp specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

Compensation Philosophy

The Bank has been a high-performing organization for many years. In order to continue to perform at high levels over a long period of time, the Bank needs to attract and retain highly-skilled, dedicated and experienced people for the senior management team and the Board of Directors. To attract and retain such people in the New York metropolitan market, the Bank must offer highly-competitive packages. Not only are the cost of living and compensation levels higher in the New York metropolitan area than in most other regions of the country, but the Bank must also compete with the compensation packages offered by many very large banks located in New York City.

While we want to attract and retain highly-qualified people for the senior management team and Board of Directors, we must also remember that the primary goal of the Bancorp is to build long-term shareholder value. Therefore, we must balance the need to attract and retain highly-qualified people with the need to keep costs at reasonable levels in order to create sufficient profitability for the shareholders.

Finally, the Bank has used a Bankwide Incentive Compensation Plan for many years. The plan includes all members of the senior management team, as well as every other Bank employee. We believe that part of the reason for the Bank’s long-term success is that the design of the incentive compensation plan promotes teamwork and creates an alignment among an individual’s compensation, the Bank’s performance and the individual’s contribution to the Bank’s performance. We also believe that it is productive for members of the senior management team to have goals and standards for their incentive compensation linked to the goals and standards for the incentive compensation for the entire staff.

With these compensation objectives in mind, we are asking shareholders to approve the Bank of Smithtown Annual Cash Incentive Plan (Proposal No. 2) and the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan (Proposal No. 3), which will allow us to offer additional forms of incentive compensation to Bank employees and directors.

Roles of Officers in Setting Compensation

Mr. Rock works with the Compensation Committee and with the Bank’s consultants to gather information and to develop strategies and recommendations for the Committee. All compensation matters related to the senior management team, the Bankwide Incentive Compensation Plan and the Board of Directors are evaluated by the Compensation Committee. The Compensation Committee then based upon review and discussion formulates and presents its final recommendations to the full Board for approval. All matters related explicitly to Mr. Rock are discussed in executive session of the Compensation Committee and executive session of the full Board without any participation by Mr. Rock.

Benchmarking of Compensation

The Compensation Committee has benchmarked the compensation of the executive officers and directors during 2006. This process provided information used by the Compensation Committee in order to set compensation and incentives at levels that reflect competitive market practices and are used by other high performing banks. For purposes of benchmarking the Committee utilized a peer group process that was based upon bank size, geographic location, cost of living, and various performance measures like average return on equity and average earnings per share growth. Based on this process the Committee used the following banks for peer group purposes:

Bank of Marin (BMRC)	Intervest Bancshares Corp. (IBCA)
Berkshire Bancorp Inc. (BERK)	North Valley Bancorp (NOVB)
Bridge Bancorp (BDGE)	Northern Empire Bancshares (NREB)
Center Financial Corp. (CLFC)	Peapack-Gladstone Financial Corp. (PGC)
Enterprise Bancorp (EBTC)	State Bancorp Inc. (STBC)
Farmers & Merchants Bancorp (FMCB)	Suffolk Bancorp (SUBK)
First of Long Island Corp. (FLIC)	Temecula Valley Bancorp, Inc. (TMCV)
First Regional Bancorp (FRGB)	Vineyard National Bancorp (VNBC)
Greater Community Bancorp (GFLS)	Wainright Bank & Trust Company (WAIN)
Heritage Commerce Corp. (HTBK)	Wilshire Bancorp, Inc. (WIBC)
Interchange Financial Services Corp. (IFCJ)

In evaluating compensation of the executive officers, the Compensation Committee reviewed base salary, total cash compensation (base salary and annual cash incentives) and total direct compensation (total cash compensation + all forms of equity compensation) of the executive officers in comparison to officers with similar roles in banks in the peer group.

Benchmarking was just one of the processes used by the Compensation Committee in determining the compensation to be paid to the Bank’s executive officers. The Compensation Committee also considered the compensation and benefits paid in the prior year, the executive officer’s individual performance evaluation for the year, the performance goals that were achieved by each executive officer’s department within the Bank and the Bank’s performance for the year. The Committee reviewed the forms of compensation available under the existing Bank plans outlined below and determined the types of compensation that were appropriate to reward the executive officer in keeping with the Bank’s compensation philosophy.

Elements of Compensation

(a)
Base Salary. The base salaries that are provided to the senior management team are targeted to be at or slightly above the market levels of base salary for similar positions. The philosophy of providing base salary at this level is due to the quality of personnel hired, the performance of the Bank and the cost of living in the Bank’s location. The executive officer’s level of responsibility, experience, skills and leadership ability are all factored into his or her base salary. Consistent with the compensation philosophy of the Bank, individuals can make additional compensation; however, it is all predicated upon Bank performance. The base salary paid to each executive officer in 2006 is set forth in Table IV - Summary Compensation (column b) set forth in this proxy statement.

(b)
Bankwide Incentive Compensation Plan (BICP). Annual cash incentives at the Bank are paid from the BICP. Every person employed at the Bank is included in the Plan from tellers and other members of the staff to the Chief Executive Officer. The BICP has been in place for thirteen years, and is designed to correlate each individual’s compensation with his or her contribution to the Bank’s performance. Each person (other than Mr. Rock) has a variety of team goals for his or her department or branch, and a variety of Bankwide goals. Those goals may typically include net income, efficiency, deposit growth, loan growth, asset quality, net interest margin and other measures. For Mr. Rock, his goals are based upon the same types of measures on a Bankwide basis rather than a departmental basis. The amount of compensation paid depends on the level of achievement for each of the goals and the individual’s performance during the year. For staff, managers, officers, executive officers and the Chief Executive Officer, this pay-for-performance methodology has helped create a culture that is one of the principal drivers of the Bank’s performance over the past thirteen years.

There is no one goal that is set as the target for any of the employees under the BICP. In view of the Bank’s performance over the last ten years, sustaining that level of growth from one year to the next is a difficult achievement in and of itself. Nonetheless, the performance goals in the BICP were designed to motivate the employees to cause the Bank’s performance to be better than the prior year. In 2006, the incentive compensation paid to Mr. Rock was based upon his achievement of a goal that required an average increase of approximately ten percent in his performance measures over the prior year. The incentive compensation paid to the other executive officers was based on their each achieving a goal that required an average increase of approximately ten percent in their individual performance measures over the prior year. The amount of compensation paid to the executive officers as a result of achieving those goals is set forth in Table IV - Summary Compensation (column c) set forth in this proxy statement. Additional information concerning the BICP is provided in Table V - Grants of Plan-Based Awards and the narrative following that table.

(c)
Restricted Stock Grants. The Bancorp provides equity based on the use of restricted stock. The shares of stock are provided to help further align the interests of the individual recipients to those of the shareholders of the Bancorp.

(i)
The restricted stock that is granted pursuant to the Plan may not be transferred during the restricted period. The restricted period is five years from the date of the award, however, the restrictions lapse with respect to 20% of the shares awarded in a given year on December 31st of each year after the date of the award. The purpose of vesting over a period of five years is to provide incentive for the recipient to continue to work for the Bank. The Compensation Committee may recommend and the Board may substitute an alternative restricted period which may be longer or shorter than the above stated restricted period and other terms and conditions, at the Board’s sole discretion.

(ii)
The restrictions shall be lifted in the event of the death or disability of the recipient of the award or in the event of a change in control as is set forth in the Plan. In November, 2006, the Compensation Committee recommended and the Board approved an amendment to the Plan to provide that with regard to the Mr. Rock, the restrictions shall also be lifted upon his retirement provided he does not retire before age 60 and he does not become employed by another bank in the New York metropolitan area. That amendment was recommended and approved in recognition of Mr. Rock’s years of service as Chief Executive Officer, the success of the Bancorp during his tenure and the differences in the duties of the Chief Executive Officer and the other participants in the Plan.

(iii)
Except as otherwise determined by the Board, all of the shares on which the restrictions have not lapsed shall be forfeited and all rights of the recipient to such shares shall terminate, without further obligation on the part of the Bancorp or the Bank, unless the recipient remains in the continuous employment of the Bank for the entire restricted period or, in the event a director no longer serves as a director of the Bank, during the restricted period in relation to which such shares were granted.

(iv)
The number of shares awarded in 2006 was based upon the Bank’s performance; the individual’s performance; the base salary and incentive compensation being paid to the individual, and the expense to the Bancorp to make the awards. The Compensation Committee considered the awards to be made at their January meeting and based upon that recommendation, the Board made the awards to the executive officers (and directors) of the Bank. In April 2006, the Board of Directors determined that it wanted to further align Mr. Rock’s interests with the shareholders and made an additional award of restrictive stock to him.

(d)
Supplemental Executive Retirement Agreement (SERA). The Bank has a Supplemental Executive Retirement Agreement for Mr. Rock that was originally executed in May, 2004 and amended and restated in January 2007. The SERA is targeted to provide 70% of final average base salary for Mr. Rock’s last three years of work prior to termination of service less amounts provided to Mr. Rock in the form of social security benefits and the Bank’s contributions to Mr. Rock’s accounts under the Bank’s 401k plan, the Executive Deferred Compensation Plan and Executive Incentive Retirement Plan. The SERA has been granted to Mr. Rock in recognition of his tenure and contribution to the Bank’s overall success. Given Mr. Rock’s value to the Bank, the Board of Directors has provided the SERA to help ensure that Mr. Rock remains in the employ of the Bank.

(e)
Executive Deferred Compensation Plan (EDCP). The Bank has a voluntary executive deferred compensation plan, which it executed in January, 2004. Mr. Rock, Ms. Florek, Mr. Anrig, Mr. Romano and Mr. Stevens are all participants in the EDCP. The EDCP allows individuals deemed eligible by the Board of Directors to defer amounts that would have been otherwise deferred into the Bank’s qualified 401(k) plan but for the limitations imposed by the Internal Revenue Code for highly compensated employees. The EDCP is offered as a competitive benefit to attract and retain the eligible officers to the Bank. The amounts that are deferred earn interest based upon the prime rate in effect as of the first business day of the year. The individual officer makes a payout election which provides for payments upon termination on a lump sum, five or ten year basis. Further details about the EDCP are provided in the Nonqualified Deferred Compensation table (Table IX) set forth in this proxy statement. The EDCP has not at this time been amended to reflect changes under Internal Code Section (IRC) 409A. Under guidance from the IRS, the Bank has until December 31, 2007 to have these documents updated to reflect changes as specified under IRC 409A. While under operational compliance in 2006, the IRS is expected to provide further guidance on IRC 409A and the Bank has chosen to defer its plan amendments until the guidance is published by the IRS.

(f)
Executive Incentive Retirement Plan (EIRP). In January 2000, the Bank executed an Executive Incentive Retirement Agreement with Mr. Rock, Ms. Florek, Mr. Anrig, Mr. Romano and Mr. Stevens. The EIRP was developed to motivate the executive officers to sustain superior bank performance and to provide incentive for them to continue their employment by the Bank. The eligible officers are chosen by the Board of Directors for participation in this plan. The EIRP provides for a contribution up to 10% of base salary to each executive officer’s EIRP account, based upon the return on equity (“ROE”) of the Bancorp from the previous fiscal year. The earnings on the EIRP accounts are based upon the percentage change in the Bancorp’s fair market value common stock price, the actual growth rate, with a guaranteed annual minimum rate of 6% and a maximum rate of 12%. The executive officer must be employed by the Bank for a period of five years in order to be vested in the EIRP. If the executive officer does not remain in the continuous employment of the Bank until early retirement (age 55 with 15 years service) or normal retirement (age 65), then no benefits are paid. The executive officer has the option to choose how benefits are paid (lump sum or equal monthly installments over fifteen years) for normal retirement, early retirement, disability and death. Additional information regarding the EIRP is provided in the Nonqualified Deferred Compensation table (Table IX) set forth in this proxy statement. Similar to the EDCP, the EIRP has not at this time been amended to reflect changes under IRC 409A.

(g)
Change-in-Control Agreements. The Bancorp has Agreements (the “Agreements”) with Mr. Rock, Ms. Florek, Mr. Anrig, Mr. Romano and Mr. Stevens and certain other employees of the Bank (collectively, the “Executives”) which would become effective in the event of a change in control of the Bancorp. The Agreements provide that if the Executive’s employment is terminated for any reason other than cause, death or disability subsequent to a change in control of the Bancorp, or if the Executive elects to terminate his or her employment following a change in control because of a diminution of the Executive’s compensation or responsibilities or following a breach by the Bancorp of the Agreement, the Executive would be entitled (a) to receive an amount equal to three times the sum of the Executive’s highest salary and incentive compensation paid in the three most recent years preceding the change in control, and (b) to receive an amount equal to the contributions and benefits that the Executive would have received for a three year period based on the benefits and contributions paid on the Executive’s behalf in the year preceding the Executive’s termination, and (c) to continue to participate in the health benefit plans of the Bank for a period of three years following termination. The Agreement with Mr. Rock also provides that if at any time within one year after a change in control, he elects to terminate his employment with the Bank for any reason, he will receive the amounts and the benefits described above. In December, 2006, the Agreements were amended to include time periods in which the event that triggers the change in control benefit must occur. For Mr. Rock, the event which triggers payment of the benefit in the Agreement must occur within thirty-six months subsequent to a change in control. For all other Executives, it is a twenty-four month time period. The Agreements were also amended to eliminate a change in title as an event which would trigger a change in control benefit in the agreements with Mr. Romano and Mr. Stevens. The benefits that would have been payable to Mr. Rock, Ms. Florek, Mr. Anrig, Mr. Romano and Mr.

Stevens if an event had occurred on December 31, 2006 that would have triggered payment under the Agreements are shown in Table XI - Potential Payments in the Event of a Change In Control set forth in this proxy statement.

(h)
Retirement Plans for All Employees. The Bank maintains both an Employee Stock Ownership Plan (the “ESOP”) and a 401(k) plan covering full-time employees, including the Bank’s executive officers, who have attained the age of 21 years and who have completed 1,000 hours of employment during the year. Benefits under the ESOP are based solely on the amount contributed by the Bank which is used to purchase common shares of stock of the Bancorp. A participant’s allocation is the total employer contribution multiplied by the ratio of that participant’s applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts. The total amount contributed to the ESOP for 2006 was $202,000.00. The total amount contributed by the Bank to the 401(k) plan in 2006 was $154,000.

(i)
Perquisites. The Bank pays a portion of the cost of executive officers’ automobiles. The annual benefit to each executive officer is less than $10,000. The Bank also pays for a portion of Mr. Rock’s country club memberships. The benefit to Mr. Rock resulting from those perquisites provided to him are included in Table IV- Summary Compensation (column i) set forth in this proxy statement.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended places a limit of $1,000,000 on the amounts of compensation that may be deducted by the Bank in any year with respect to the Chief Executive Officer or any other Senior Executive Officer unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. One of the reasons that shareholders are being asked to approve the Bank of Smithtown Annual Cash Incentive Plan (Proposal No. 2 herein) and the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan (Proposal No. 3) is to qualify certain compensation that may be paid to the Bank’s executive officers in the future for deductibility under Section 162(m).

Stock Ownership Guidelines

The Bylaws of the Bancorp require that a director be a shareholder of the Bancorp. The Bylaws do not require and the Bank does not have a policy that requires its executive officers to be shareholders of the Bancorp or to maintain a level of share ownership. In its efforts to encourage the executive officers to own Common Shares and keep their interests aligned with the interest of the shareholders, the executive officers have been awarded shares pursuant to the ESOP and the Restricted Stock Plan.

Independent Public Accountants

Crowe Chizek and Company LLC (“Crowe Chizek”) Certified Public Accountants, has served as the independent auditors for the Bank and the Bancorp since August 26, 2003 and was the independent auditor for the Bank and the Bancorp for the year ended December 31, 2005 and December 31, 2006. There were no issues on which the Bancorp consulted with Crowe Chizek prior to their engagement as independent auditors.

It is anticipated that Crowe Chizek will be selected as the independent auditors for the Bank and the Bancorp for 2007. Representatives of Crowe Chizek will be present at the Annual Meeting to answer questions and are free to make statements during the course of the meeting.

Audit Fees

For professional services rendered for the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2006, the review of interim financial statements included in the Bancorp’s Forms 10Q during 2006, and internal control audits, the Bank was billed a total of approximately $152,000.00 by Crowe Chizek.

For professional services rendered for the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2005, the review of interim financial statements included in the Bancorp’s Forms 10Q during 2005, and internal control audits, the Bank was billed a total of approximately $140,700.00 by Crowe Chizek.

Audit Related Fees

For professional services rendered for audit of the Bank’s 401k Plan and Employee Stock Ownership Plan, the Bank was billed approximately $24,000.00 by Crowe Chizek.

For professional services rendered for audit of the Bank’s 401k and Employee Stock Ownership Plan the Bank was billed a total of $21,099.00 by Crowe Chizek. (1)

Tax Fees

The Bank was billed a total of $5,500.00 for services rendered by Crowe Chizek for fiscal year ended December 31, 2006 for professional services rendered in connection with preparation of tax returns, and for tax advice.

The Bank was billed a total of $49,000.00 for services rendered by Crowe Chizek for fiscal year ended December 31, 2005 for professional services rendered in connection with the preparation of tax returns, for a cost segregation study and for tax advice.

All Other Fees

The Bank was billed a total of $8,000.00 for all other services rendered by Crowe Chizek for the fiscal year ended December 31, 2006 that are not set forth above. Those services were for consultation concerning BOS Preferred Funding Corp. (the Bank’s real estate investment trust or REIT).

The Bank was billed a total of $115,000.00 for services rendered by Crowe Chizek for the fiscal year ended December 31, 2005 and December 31, 2006 which are not set forth above. Those services were for consultation regarding the formation and implementation of the Bank’s REIT over the course of those two years.

The Bank was billed a total of $4,050.00 for services rendered by Crowe Chizek for the fiscal year ended December 31, 2005 that are not set forth above. Those services were for consultation concerning Smithtown Bancorp Restricted Stock Plan and the consent of Crowe Chizek to incorporate by reference financial statements and reports into Form S-8 filed by the Bancorp with the Securities and Exchange Commission on June 1, 2005.

All of the fees billed by Crowe Chizek described above were reviewed and approved by the Audit Committee.

The Audit Committee has adopted a policy and procedure for the pre-approval of all audit and non-audit services to be rendered by the Bank’s independent auditors. The Audit Committee reviews the proposal for audit services to be provided by the independent auditors for the upcoming fiscal year and approves the services and the fees to be paid for the services. All proposals for non-audit services by the independent auditors are also reviewed and approved by the Audit Committee prior to being performed.

(1)
In the Proxy Statement dated March 16, 2006 the fees billed by Crowe Chizek for the audit of the 401k were included in Tax Fees, the fees billed for audit of the Bank Employee Stock Ownership Plan and for consultation concerning Financial Accounting Standards Board Rule 91 were included in All Other Fees.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 8, 2007.

Name and Address	Common Shares	Percent
of Beneficial Owner	Beneficially Owned	of Class

Edith Hodgkinson
81 Governors Road
Sea Pines Plantation
Hilton Head, South Carolina 29928	564,535	6.34

Augusta Kemper
51 Mills Pond Road
St. James, New York 11780	559,123(1)	6.27

(1)	Includes 880 Common Shares as to which Augusta Kemper has voting power but no investment power pursuant to the Smithtown Bancorp Restricted Stock Plan.

Security Ownership of Management

The following table shows common stock ownership as of February 8, 2006, of all directors and executive officers of the Bancorp and the Bank as a group:

TABLE II

Amount and Nature of Common Shares Beneficially Owned	Percent of Class
Robert J. Anrig
Patricia C. Delaney
Anita M. Florek
Patrick A. Given
Augusta Kemper
Hyukmun Kwon
Bradley E. Rock
John A. Romano
Sanford C. Scheman
Robert W. Scherdel
Manny Schwartz
Barry M. Seigerman
Thomas J. Stevens

Thirteen directors and executive officers
of the Bancorp and the Bank as a group

36,157 (1) (14)
27,997 (2) (15)
45,060 (3) (14)
54,674 (4) (15)
559,123 (5) (15)
19,075 (6) (15)
114,508 (7) (14)
23,073 (8) (14)
90,332 (9) (15)
23,233 (10) (15)
61,417 (11) (15)
43,085 (12) (15)
38,222 (13) (14)

1,135,956
* * * * 6.27 * 1.28 * 1.01 * * * * 12.68

*	Represents less than 1% of the outstanding common stock of the class.

(1)	Includes 27,390 Common Shares as to which Robert J. Anrig has sole voting and investment power 8,767 Common Shares as to which Robert J. Anrig has voting power, but no investment power.

(2)
Includes 26,607 Common Shares as to which Patricia C. Delaney has sole voting and investment power and 510 Common Shares as to which Patricia C. Delaney has no voting or investment power and 880 Common Shares to which Patricia C. Delaney has voting power but no investment power.

(3)
Includes 28,788 Common Shares as to which Anita M. Florek has sole voting power, but no investment power, 10,596 Common Shares as to which Anita M. Florek has shared voting and investment power, and 5,686 Common Shares as to which Anita M. Florek has no voting or investment power.

(4)
Includes 52,990 Common Shares as to which Patrick A. Given has shared voting and investment power, 354 Common Shares as to which Patrick A. Given has sole voting and investment power, 450 Common Shares as to which Patrick A. Given has no voting or investment power and 880 Common Shares as to which Patrick A. Given has voting power but no investment power.

(5)	Includes 558,243 Common Shares as to which Augusta Kemper has sole voting and investment power and 880 Common Shares as to which Augusta Kemper has voting power but no investment power.

(6)
Includes 8,400 Common Shares as to which Hyukmun Kwon has shared voting and investment power and 9,795 Common Shares as to which Hyukmun Kwon has sole voting and investment power and 880 Common Shares as to which Hyukmun Kwon has voting power but no investment power.

(7)
Includes 16,740 Common Shares as to which Bradley E. Rock has sole voting and investment power, 52,519 Common Shares as to which Bradley E. Rock has voting power, but no investment power and 45,149 Common Shares as to which Bradley E. Rock has no voting power or investment power.

(8)
Includes 16,181 Common Shares as to which John A. Romano has shared voting and investment power, 6,680 Common Shares as to which John A. Romano has voting power, but no investment power, and 212 Common Shares as to which John A. Romano has sole voting power and investment power.

(9)
Includes 81,189 Common Shares as to which Sanford C. Scheman has sole voting and investment power and 3,763 Common Shares as to which Sanford C. Scheman has no voting or investment power, 880 Common Shares as to which Sanford C. Scheman has voting power but no investment power, and 4,500 Common Shares as to which Sanford C. Scheman has shared voting and investment power.

(10)	Includes 22,353 Common Shares as to which Robert W. Scherdel has sole voting and investment power and 880 Common Shares as to which Robert W. Scherdel has voting power but no investment power.

(11)
Includes 36,687 Common Shares as to which Manny Schwartz has sole voting and investment power, 22,500 Common Shares as to which Manny Schwartz has shared voting or investment power, 1,350 Common Shares as to which Manny Schwartz has no voting or investment power and 880 Common Shares as to which Manny Schwartz has voting power but no investment power. Mr. Schwartz has pledged 10,060 of the Common Shares as security.

(12)	Includes 42,205 Common Shares as to which Barry M. Seigerman has shared voting and investment power, and 880 Common Shares as to which Barry M. Seigerman has voting power but no investment power.

(13)	Includes 19,471 Common Shares as to which Thomas J. Stevens has sole voting and investment power and 18,751 Common Shares as to which Thomas J. Stevens has voting power, but no investment power.

(14)
The Common Shares for which the individual has voting power but no investment power are the shares held for the individual in the Bank of Smithtown Employee Stock Ownership Plan and the restricted shares awarded to the individual under the Smithtown Bancorp Restricted Stock Plan.

(15)	The Common Shares for which the individual has voting power but no investment power are the restricted shares awarded to the individual under the Smithtown Bancorp Restricted Stock Plan.

Except for Mr. Schwartz, none of the Bank’s executive officer’s or directors have pledged the Common Shares listed above as security.

Material Proceedings

There are no material proceedings to the best of management's knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp's stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

EXECUTIVE OFFICERS

The following table sets forth information as to each executive officer of the Bancorp and the Bank as of March 15, 2007.

TABLE III

Name	Age	Position
Bradley E. Rock	54	Chairman of the Board, President & Chief Executive Officer of the Bancorp since January 1992.
Anita M. Florek	56	Executive Vice President & Chief Financial Officer of the Bank since January 1993.
Robert J. Anrig	58	Executive Vice President & Chief Lending Officer of the Bank since April 1998.
John A. Romano	50	Executive Vice President & Chief Retail Officer since February 2000.
Thomas J. Stevens	48	Executive Vice President & Chief Commercial Lending Officer of the Bank since July 1997.

Certain Relationships and Related Party Transactions

Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectablity or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable loans with persons not related to the Bank.

No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of fifteen percent of the Bank's equity capital account during the period of January 1, 2006 through December 31, 2006.

During the year 2006, Patricia C. Delaney, a director of the Bancorp, was retained as General Counsel for the Bancorp and the Bank and was paid approximately $134,687 for legal services rendered.

In August 2004, the Bank purchased all of the shares of stock of all of the stockholders of the insurance agency known as Seigerman-Mulvey Co., Inc. (the “Agency”). Barry M. Seigerman, a director of the Bancorp, owned 48.3% of the shares of stock of the Agency. Pursuant to the terms of the Purchase Agreement, Mr. Seigerman and the other two stockholders of the Agency receive an Earn Out Payment in each of the three years following the closing. The Earn Out Payment each year is equal to one hundred twenty percent of the net income before taxes of the Agency. The Earn Out Payment paid to Mr. Seigerman by the Bank in
2006 was $771,046. Mr. Seigerman also has an employment agreement with the Agency through August 31, 2007. Mr. Seigerman was paid $181,615 (base salary and cost of benefits) in 2006 pursuant to the employment agreement. Mr. Seigerman is the President and Chief Executive Officer of the Agency and he serves as a director on the Board of Directors of the Agency. The Agency is now known as Bank of Smithtown Insurance Agents and Brokers, Inc.

Except as described above, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual's or entity's position with and/or ownership interest in the Bank or the Bancorp.

The Board of Directors reviews and approves or disapproves all transactions, including but not limited to, financial transactions, arrangements and relationships with (i) any director or officer of the Bank or the Bancorp or any corporation or firm or other entity with which such individual is associated, or immediate family member of such individual and (ii) any shareholder of more than five percent of Common Shares or such shareholder’s immediate family member if such shareholder or family member has a material interest in the transaction. All such transactions must be reviewed by the Board regardless of the dollar amount involved. The executive officer in charge of the department of the Bank or its subsidiaries that is involved in the transaction is responsible for presenting the information about the transaction to the Board of Directors. If the executive officer is personally involved in the transaction, another executive officer would gather and present the necessary information about the transaction to the Board of Directors. If a member of the Board of Directors is involved in the transaction, such director would not take part in the Board’s discussions, deliberations and determination.

The policy and procedures for approval of a transaction described above are not in writing and are evidenced in the minutes of the meetings of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Bancorp’s executive officers, directors, and certain stockholders owning more than 10% of any class of the Bancorp’s equity securities (“10% Stockholders”) to file reports with the SEC (“Reports”) indicating their ownership of securities of the Bancorp and any changes in such ownership. Executive officers, directors and 10% Stockholders (collectively, “Reporting Persons”) are required to provide copies of Reports filed by them to the Bancorp. Based solely upon a review of copies of all such Reports and amendments thereto filed during or with respect to the Bancorp’s most recent fiscal year and furnished to the Bancorp, as well as certain written representations provided to the Bancorp by the Reporting Persons, no Reporting Persons failed to file reports on a timely basis during the most recent fiscal year.

Compensation of Executive Officers and Directors

TABLE IV

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)	(h)(3)(4)	(i)(5)	(j)
Bradley E. Rock Chairman, President & CEO of Bancorp and Bank	2006	446,154	0	40,539	0	300,465	594,529	91,528	1,472,394
Anita M. Florek Executive Vice President of Bancorp and Bank	2006	191,077	0	4,921	0	73,212	10,485	37,496	317,191
Robert J. Anrig Executive Vice President of Bank	2006	191,077	0	4,921	0	118,439	10,859	37,438	362,734
John A. Romano Executive Vice President of Bancorp and Bank	2006	189,923	0	4,921	0	81,200	8,433	34,541	319,018
Thomas J. Stevens Executive Vice President of Bank	2006	163,230	0	4,921	0	103,782	8,858	32,354	313,145

Footnotes to Table IV - Summary Compensation

(1)
The valuation method and material assumptions made in quantifying this amount are set forth in Note J (Other Stock Based Compensation) of the Notes to Consolidated Financial Statement in Form 10-K filed by the Bancorp with the Securities and Exchange Commission on March 15, 2007.

(2)	There are currently no plans in effect which permit any type of options to be awarded to any of the executive officers or the directors.

(3)
The amount attributable to the change in the actuarial present value of the accumulated benefit provided to Mr. Rock under his Supplemental Executive Retirement Agreement (SERA) is $572,983. This is an actuarial present value, and not an amount that was paid to Mr. Rock during 2006. Mr. Rock is the only executive officer who has a SERA.

(4)
The interest paid on the Executive Deferred Compensation Plan is set on the first business day in January of the plan year and is based upon the highest rate published as the Prime Rate in the Wall Street Journal on that date. The interest paid for the year 2006 was 7.25%. The interest paid on the Executive Incentive Retirement Plan is an annual rate equal to the percentage change in the fair market value of the Bancorp’s common stock price over a one year period measured as of December 31, with a minimum guaranteed rate of 6% and a maximum guaranteed rate of 12%. The interest paid for the year 2006 was 12%. Although Mr. Rock no longer participates in the Director Incentive Retirement Plan, interest at the rate of 12% was paid on his existing account ($821) under that plan. The amount reported is the portion of the interest paid on those plans which exceeded 120% of the applicable long-term federal rate (the “above-market interest rate”).

(5)	The amount reported in this column (i) is made up of the following components:

(i)    Contributions to defined contribution plans.

(a) The contribution made by the Bank to the Bank of Smithtown 401K plan for each executive officer. The amount contributed by the Bank was less than $10,000 for each executive officer.
(b) The contribution made by the Bank to the Executive Incentive Retirement Plan for each executive officer. The amount contributed to each executive officer’s account was as follows: Mr. Rock $40,000; Ms. Florek $18,000; Mr. Anrig $18,000; Mr. Romano $16,500; Mr. Stevens $15,400.
(c) The value of the Bank’s contribution to the Bank of Smithtown Employee Stock Ownership Plan (the “ESOP”) for each executive officer. The value of the Bank’s contribution was $11,092 for each executive officer. The value is based upon the number of shares of common stock to which the executive officer is entitled as a result of the Bank’s contribution to the ESOP in 2006 (409) and the closing price of the stock on December 29, 2006 ($27.12).

(ii)    Life insurance. The actual value of the death benefit coverage to the executive officer under the Bank Owned Life Insurance policy (“BOLI”) maintained by the Bank for each executive. The Bank provides two different types of life insurance coverage for its employees. The first is pursuant to a Group Term Life (“GTL”) policy under which all eligible employees are entitled to a benefit based upon a multiple of their annual salary. For the executive officers the benefit payable under the GTL is capped at $50,000. The second type of coverage, the BOLI, is only provided to the executive officers and certain other officers of the Bank and the directors of the Bank. The Bank has purchased a life insurance policy on the life of each of those individuals. The Bank has entered into an agreement with those Bank employees whereby a portion of the policy is payable to the individual’s designated beneficiary and a portion of the policy is payable to the Bank. The portion that is payable to each executive officer’s designated beneficiary is based upon a multiple of the executive officer’s annual salary (less the benefit payable under the GTL) and the balance of the policy is the portion that is payable to the Bank. The actual value of the death benefit coverage under the BOLI was less than $10,000 for each executive officer.

(iii)    Perquisites. The dollar value of Mr. Rock’s personal use of the car provided for him by the Bank, and the amount paid by the Bank for Mr. Rock’s business use of his golf club membership is aggregated ($28,476) and included in column (i). The aggregate amount of compensation in the form of perquisites and incidental personal benefits paid to the other executive officers was less then $10,000 each and is not included in column (i).

(iv)    Dividends. The amount of dividends paid in 2006 to the executive officers on the restricted stock awarded under the Smithtown Bancorp Restricted Stock Plan. The dividends paid on the restricted stock are the same as the dividends paid on common stock of the Bancorp. The amount paid was less then $10,000 for each executive officer.

TABLE V

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards		All Other Stock Awards: Number Of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)
Bradley E. Rock Chairman, President & CEO of Bancorp and Bank	1/24/06 4/27/06	147,292	324,041	1500 6000	29,070 145,860
Anita M. Florek Executive Vice President of Bancorp and Bank	1/24/06	35,888	78,954	500	14,535
Robert J. Anrig Executive Vice President of Bank	1/24/06	56,942	125,272	500	14,535
John A. Romano Executive Vice President of Bancorp and Bank	1/24/06	39,804	87,569	500	14,535
Thomas J. Stevens Executive Vice President of Bank	1/24/06	49,895	109,769	500	14,535

(1)
The amount reported is the award of restricted stock granted in 2006 and is adjusted for the three for two stock dividend on Common Shares paid on May 5, 2006. The grant date fair value of the common stock awarded pursuant to the ESOP is reflected in Table IV - Summary Compensation column (i) (see footnote 5(i)(c)).

The amounts reported under Table IV - Summary Compensation and Table V - Grants of Plan-Based Awards regarding incentive compensation and stock awards are based upon the existing Bankwide Incentive Compensation Plan, the Restricted Stock Plan approved by the shareholders in 2005, and the ESOP.

The existing Bankwide Incentive Compensation Plan (BICP) is described in the Compensation Discussion and Analysis set forth in this proxy statement. Under the Plan, the threshold level represents the level of performance that must be achieved in order for an employee to be paid any compensation under the Plan. If the combined performance of the Bank, the individual participant’s department or branch, and the individual do not reach the threshold level, then the individual would not be entitled to any compensation under the Plan. The amount reported in column (c) of Table V is the amount that would have been paid to the executive officer if the threshold level of performance under the Plan was achieved.

Beyond the threshold level, there are numerous levels of performance under the BICP and the compensation paid to the individual participant is a function of the performance level achieved. The target level requires a very high level of performance, but it represents a level of performance that the Bank’s senior management team believes could be achieved and desires its employees to strive for during the year. The amount reported in column (d) of Table V is the amount that would have been paid to the executive officer if that target level was achieved. The amount reported in column (g) of the Summary Compensation table (Table IV) is the actual amount paid to each executive officer based on the performance level that was achieved for the year.

There is no maximum amount that could have been paid to a participant if the combined performance (of the individual, the individual’s department and the Bank) exceeded the highest performance level set forth for the year. The Plan is designed to encourage employees, individually and as part of a team, to work diligently and does not limit the award that they can receive for an outstanding performance.

Equity awards are made pursuant to the Restricted Stock Plan and the ESOP, neither of which are incentive plans as defined under pertinent legal regulations. The terms of the Restricted Stock Plan are described in the Compensation Discussion and Analysis set forth in this proxy statement. The Compensation Committee may recommend to the Board of Directors that common stock, subject to restrictions, be awarded to certain employees and the directors of the Bank. The decision to make an award is within the sole discretion of the Board and is not based upon any specific measures of performance by the Bancorp, the Bank or the recipient. In January 2006, an award was granted to certain officers of the Bank, including the executive officers, and to the directors of the Bank. In April 2006, an additional award was made to Mr. Rock in order to give him a greater stake in the Bancorp and thereby further align his interests with that of the Bancorp’s shareholders. The amount of restricted stock awarded to each executive officer is shown in column (e) of Table V. The value of the award, based upon the closing price of the stock on the date of the grant, is shown in column (f) of Table V. The cost to the Bancorp of making those awards is included in compensation paid to the executive officer and is shown in column (e) of the Summary Compensation Table (Table IV).

Under the terms of the existing Restricted Stock Plan, the recipient is entitled to vote the shares and receive the dividends paid on the shares during the restrictive period. The dividend paid on the restricted shares is the same as the dividend that was paid on the Common Shares. The amount of the dividends paid to the executive officers on the restricted stock awarded to them is included as one of the components of compensation reported in column (i) of the Summary Compensation (Table IV).

In January 2006, the Compensation Committee recommended and the Board approved the amount to be contributed by the Bank to the ESOP. The terms of the ESOP are described in the Compensation Analysis and Discussion set forth in this proxy statement. The decision to make a contribution to the ESOP is within the sole discretion of the Board and there are no specific performance measures set forth in the ESOP. The value of the number of shares allocated to the executive officer based on the Bank’s contribution to the Plan in 2006 is included as one of the components of compensation reported in column (i) of Table IV - Summary Compensation (see footnote 5(i)(c)).

TABLE VI

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)(1)	(c)(2)
Bradley E. Rock Chairman, President & CEO of Bancorp and Bank	6720	$182,246
Anita M. Florek Executive Vice President of Bancorp and Bank	960	$26,035
Robert J. Anrig Executive Vice President of Bank	960	$26,035
John A. Romano Executive Vice President of Bancorp and Bank	960	$26,035
Thomas J. Stevens Executive Vice President of Bank	960	$26,035

(1)	The shares reported were awarded pursuant to the Smithtown Bancorp Inc. Restricted Stock Plan.
(2)	The value reported is based on the closing price of a share of common stock on December 29, 2006.

TABLE VII

OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)(1)	(c)(2)
Bradley E. Rock Chairman, President & CEO of Bancorp and Bank	1740	$47,189
Anita M. Florek Executive Vice President of Bancorp and Bank	270	$7,322
Robert J. Anrig Executive Vice President of Bank	270	$7,322
John A. Romano Executive Vice President of Bancorp and Bank	270	$7,322
Thomas J. Stevens Executive Vice President of Bank	270	$7,322

(1)	The shares reported were awarded pursuant to the Smithtown Bancorp Inc. Restricted Stock Plan.
(2)	The value reported is based on the closing price of a share of common stock on December 29, 2006.

TABLE VIII

PENSION BENEFITS

Name	Plan Name	Number of Years Of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)(1)	(c)	(d)(2)	(e)
Bradley E. Rock Chairman, President & CEO of Bancorp and Bank	Supplemental Executive Retirement Agreement	3	332,383	0

(1)
A description of the Supplemental Executive Retirement Agreement (the SERA) with Mr. Rock is provided in the Compensation Discussion and Analysis set forth in this proxy statement. Under the terms of the SERA, a cash benefit is payable to Mr. Rock upon his retirement at the normal retirement age (60 years) and a reduced benefit is payable if Mr. Rock’s employment is terminated before he reaches age 60. A description of the early retirement benefits payable under the SERA that Mr. Rock was entitled to as of December 31, 2006 is set forth in Table X - Payments Upon Termination. The benefit payable under the SERA is based only on Mr. Rock’s base salary and not any other compensation that he received during his employment.

(2)
The valuation method and material assumptions made in quantifying this amount are set forth in Note I of Notes to Consolidated Financial Statements in Form 10-K filed by the Bancorp with the Securities and Exchange Commission on March 15, 2007.

TABLE IX

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)
Bradley E. Rock Chairman, President & CEO of Bancorp and Bank	15,000	40,000	39,645	0	373,267
Anita M. Florek Executive Vice President of Bancorp and Bank	10,000	18,000	20,290	0	193,044
Robert J. Anrig Executive Vice President of Bancorp and Bank	15,000	18,000	22,014	0	218,978
John A. Romano Executive Vice President of Bancorp and Bank	10,000	16,500	16,837	0	165,494
Thomas J. Stevens Executive Vice President of Bank	8,500	15,000	17,415	0	166,982

Footnotes to table IX - Nonqualified Deferred Compensation

(1)
Pursuant to the Executive Deferred Compensation Plan, the executive officer may defer a portion of his or her compensation each year. The portion that may be deferred is approximately the amount by which the executive officer’s contribution to the Bank’s 401K Plan is limited by reason of Sections 402(g) and 401(a) (17) of the Internal Revenue Code. Under the terms of the Plan, the Bank will pay interest on the executive’s account at an annual rate equal to the highest rate published as the Prime Rate in the Wall Street Journal on the first day of January of the Plan Year. The interest rate paid by the Bank under this Plan in 2006 was 7.25%. Each year the executive must elect by December 15 whether to participant in the Plan for the following year and whether he/she desires the benefit payable under the Plan to be paid in a lump sum or a five or ten year payout. The executive may not change his/her election during the Plan Year. The executive is 100% vested in the Plan and the benefit under the Plan is payable to the executive upon termination of employment by the Bank. The executive can elect to receive payment of the benefit while still employed by the Bank provided that such election is made one year in advance and can request payment due to financial hardship. The amounts reported here are included in the executive officer’s compensation reported in column (g) of the Summary Compensation table (Table IV) set forth in this proxy statement.

(2)
The Executive Incentive Retirement Plan is a nonqualified defined contribution plan under which retirement benefits are accrued for the executive officers of the Bank (in addition to the Bank’s 401k Plan). Benefits under the Plan are based solely on the amount contributed by the Bank which for the executive officers is up to ten percent of the officer’s salary (column (c) of Table IV - Summary Compensation) for the prior fiscal year based upon the return on equity (ROE) of the Bank from the prior fiscal year. The Bank pays interest on the executive’s account at an annual rate equal to the percentage change in the fair market value of the Bancorp’s common stock price over a one year period measured on December 31, with a minimum guaranteed rate of six percent and a maximum guaranteed rate of twelve percent. The interest rate paid by the Bank under the Plan in 2006 was 12%. Benefits under the Plan are payable to the executive upon retirement at age 65; upon early retirement (between age 55 and 65); if the executive becomes disabled before age 55 or if the executive is terminated due to a change in control. The amounts reported here are included in the executive officers’ compensation reported in column (i) of Table IV - Summary Compensation (see footnote 5(i)(b).

(3)
The amount reported is the total interest paid to the named executive officer under the Executive Deferred Compensation Plan and the Executive Incentive Retirement Plan, including the “above market” interest reported in column (h) of Table IV - Summary Compensation.

Potential Payments on Termination of an Executive Officer

Pursuant to the Restricted Stock Plan, the Executive Deferred Compensation Plan (EDCP), the Executive Incentive Retirement Plan (EIRP) and the Supplemental Executive Incentive Retirement Agreement (SERA) (for Mr. Rock only) the executive officers are entitled to payment under those plans in the event their employment is terminated, including termination in connection with a change in control of the Bancorp.

Under the Restricted Stock Plan, unless the Board determines otherwise, if the executive officer’s employment is terminated due to death or disability, all of the restricted shares previously awarded would vest immediately, but if termination was for any other reason, the unvested shares would be forfeited. With regard to Mr. Rock only, if his employment was terminated as a result of his retirement, all unvested shares would immediately vest, provided he has reached age 60 and he does not become employed by a bank in the New York metropolitan area. The amount reported in column (b) in Table X - Payments on Termination is the market value as of December 29, 2006 of the restricted stock which became vested as of December 29, 2006.

Under the EDCP, regardless of the reason for termination, the executive officer is entitled to the amount in the executive’s account under the plan as of the date of termination. The amount is payable to the executive in a lump sum or over a period of five or ten years. If the executive officer chooses to have the benefit payable over a period of time, interest will continue to be paid at the average interest rate being paid in the prior three years on the balance in the executive officer’s account on the date of termination. The amount reported in column (c) of Table X represents the balance in each executive officer’s account as of December 31, 2006.

Under the EIRP, early retirement age is 55 years and normal retirement age is 65 years. As of December 31, 2006, only Ms. Florek would have been entitled to the early retirement benefit payable under the plan which is the balance in her account as of that date. Mr. Rock would not have been entitled to the benefit because he was not 55; Mr. Anrig, Mr. Romano and Mr. Stevens would not have been entitled to the benefit because they have not been employed by the Bank for the requisite 15 years and/or they were not 55 years of age. If any of the executive officers’ employment was terminated on December 31, 2006 as a result of a disability or a change in control, they would have received the amount in their account as of the date of termination. The benefit payable if the executive officer passes away while still employed by the Bank is the greater of the amount in the executive officer’s account on the date of death or the projected retirement benefit. In column (d) of Table X the first number shown is the executive officer’s account balance as of December 31, 2006. The second number is the lump sum projected normal retirement benefit payable if the executive officer had passed away on December 31, 2006. The early retirement, disability and death benefits described above are payable by the Bank in a lump sum or equal monthly installments over fifteen years with interest at the rate being paid on the account on the date of termination. The change in control benefit is payable in a lump sum. There is no benefit paid if the executive officer is terminated for cause.

The terms of the SERA with Mr. Rock are fully described in the Compensation Discussion and Analysis set forth in this proxy statement and in Table VIII - Pension Benefits and the footnotes thereto. If Mr. Rock’s employment was terminated (other than for cause, disability or due to a change in control) on December 31, 2006 he would have been entitled to payment of the amount which the Bank is required to accrue under GAPP to account for the benefit that may become payable under the SERA. The amount of the annual payment which would begin when Mr. Rock reaches 60 years of age and which is payable to him for life with 15 years of payments guaranteed is the first number shown in column (e) of Table X. If Mr. Rock’s employment was terminated on December 31, 2006 due to his death or disability, he would have received the same benefit as if he had reached normal retirement age on December 31, 2006 which is 70% of his projected final average base salary less amounts provided to him in the form of 50% of social security benefits and contributions made by the Bank to his accounts under the 401K plan, EDCP and EIRP. The annual payment is the second number shown in column (e) of Table X. In the event of Mr. Rock’s disability, the payment would not be made until he reached the age of 60 and would be made for life with a guaranteed payment for fifteen years. In the event of Mr. Rock’s death, the annual payment would commence immediately following his death and would be paid for fifteen years. The change in control benefit payable to Mr. Rock under the SERA is set forth in Table IX - Potential Payments in the Event of a Change In Control set forth in this proxy statement.

Potential Payments in the Event of a Change In Control

The Bank has a Change-In-Control Agreement with each of the executive officers and certain other employees of the Bank (the “Agreements”). Under the Agreements (which are consistent with the terms of the Restricted Stock Plan, the EDCP, the EIRP and the SERA with respect to the definition of a change-in-control), the executive officer would be entitled to payment if his or her employment were terminated by the Bank (other than for cause) within a certain period of time (for Mr. Rock 36 months; for the other executive officers 24 months) following a change in control. In addition, if the officer terminates his or her employment with the Bank within those same time periods for good reason, the officer is entitled to payment under the Agreement. Good reason is defined in the Agreements as termination upon the occurrence of or after a significant adverse change (not consented to by the executive officer) in the executive’s responsibilities, functions, powers, authority or duties than those exercised by the officer prior to the change in control; a reduction in the officer’s base salary or cash incentive compensation opportunity; a relocation of the employment to a location that is more than 50 miles from the officer’s location at the time of the change in control or a requirement that the officer travel more than 30 working days in a calendar year or more than 10 consecutive calendar days at any one time; a failure to continue in effect or a reduction in any benefit, programs or perquisites that were provided to the officer prior to the change in control unless the Bank provides the executive with substantially similar benefits or the changes are due to legal requirements or are made to all employees on a non-discriminatory basis or if the Bank or its successor does not perform under the Agreement. The Agreements with

Mr. Rock, Ms. Florek and Mr. Anrig also define good reason as a change in their respective titles from the title they had prior to the change in control. The Agreement with Mr. Rock also permits him to terminate his employment for any reason within one year of the change in control and receive the benefits payable under the Agreement.

The benefit to which the executive would be entitled is (a) an amount equal to the sum of three times the executive’s highest paid salary in the three most recent years preceding the change in control and three times the executive’s highest incentive compensation paid in the three most recent years preceding the change in control, and (b) an amount equal to the contributions and benefits that the executive would have received for a three year period based on the benefits and contributions paid on the executive’s behalf in the year preceding the executive’s termination, and (c) to continue to participate in the Bank’s health, dental and medical plans and be provided coverage under the Bank’s life and disability insurance plans for a period of three years following termination, and (d) to become fully vested in all unvested restricted stock under the Restricted Stock Plan. The payment to which the executive is entitled under (a) and (b) in the preceding sentence is payable to the executive in a lump sum by the Bank. In addition, the executive officer is entitled to a payment which is equal to the amount of the excise tax (under Section 4999 of the Internal Revenue Code of 1986, as amended) and income taxes and interest and penalties imposed with respect thereto, that the executive would be required to pay on the benefit paid pursuant to the Agreement.

The payments and benefits to which the executive officers would be entitled assuming a triggering event had occurred on December 31, 2006, are reflected in Table XI - Potential Payments In the Event of a Change In Control.

TABLE X

PAYMENTS UPON TERMINATION

Name	Restricted Stock Plan ($)	EDCP ($)	EIRP ($)	SERA ($)
(a)	(b)	(c)	(d)	(e)
Bradley E. Rock Chairman, President & CEO of Bancorp and Bank	47,189	33,182	340,085 1,664,941	76,774 215,808
Anita M. Florek Executive Vice President of Bancorp and Bank	7,322	22,799	170,245 696,493	0
Robert J. Anrig Executive Vice President of Bank	7,322	48,733	170,245 524,822	0
John A. Romano Executive Vice President of Bancorp and Bank	7,322	31,288	134,206 1,032,573	0
Thomas J. Stevens Executive Vice President of Bank	7,322	21,457	144,982 1,823,803	0

TABLE XI

POTENTIAL PAYMENTS IN THE EVENT OF A CHANGE IN CONTROL

	Amounts Payable Under Change In Control Agreements
Name	3 times Highest Salary ($)	3 times Highest Incentive Compensation ($)	Restricted Stock Accelerated Vesting Value ($)	Value of Welfare Benefits ($)	Qualified And Non-Qualified Retirement Benefits ($)	Supplemental Executive Retirement Agreement Benefit (SERA) ($)	Double Gross Up (For Excise, Income and Medicare Taxes)	Gross Payment to Executive Officer
(a)	(b)	(c)	(d)(1)	(e)(2)	(f)(3)	(g)(4)	(h)(5)	(i)
Bradley E. Rock Chairman, President & CEO of Bancorp and Bank	1,338,462	901,425	188,755	29,394	294,711	2,440,883	2,450,514	7,644,144
Anita M. Florek Executive Vice President of Bancorp and Bank	573,231	219,636	29,290	11,811	165,180	0	417,789	1,416,937
Robert J. Anrig Executive Vice President of Bank	573,231	355,317	29,290	29,319	170,181	0	484,128	1,641,466
John A. Romano Executive Vice President of Bancorp and Bank	569,769	243,600	29,290	29,319	149,463	0	450,252	1,471,693
Thomas J. Stevens Executive Vice President of Bank	489,690	311,346	29,290	26,208	146,409	0	417,374	1,420,317

Footnotes to Table XI - Potential Payments Upon a Change In Control

(1)	The amount reported is the value of the unvested restricted stock that would vest based upon by the closing market price of Bancorp stock on December 29, 2006.

(2)	The amount reported includes approximately 36 months of medical, disability and life insurance benefits paid by the Bank in 2006.

(3)
The amount reported includes approximately 36 months of the Bank’s contribution to the executive’s account under the 401k Plan, the ESOP and the EIRP, and the interest that the Bank would pay on the executive’s account under the EDCP and EIRP based upon the amount contributed and the interest paid by the Bank in the year preceding termination.

(4)
Mr. Rock is the only executive officer who has a Supplemental Executive Retirement Agreement (SERA). Under the SERA, in the event of a termination due to a change in control, Mr. Rock would be entitled to the same amount that would be payable to him if his employment was terminated on or after he reached normal retirement age (60). The amount of the benefit is 70% of the highest salary that would have been paid to him in the 3 years prior to normal retirement age (assuming an annual salary increase of 5%) less 50% of Social Security benefits and the Bank’s contributions to Mr. Rock’s 401K Plan, EDCP and EIRP.

(5)	The amount reported is amount payable to the executive officer to reimburse him or her for the excise tax that the executive officer would be required to pay.

Director Compensation

TABLE XII

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)(4)	(f)
Patricia C. Delaney	18,000	2,460	2,057	108	22,625
Patrick A. Given	21,000	2,460	2,707	108	26,275
Augusta Kemper	17,500	2,460	0	108	19,568
Hykmun Kwon	18,600	2,460	706	108	21,874
Sanford C. Scheman	22,100	2,460	0	108	24,668
Robert W. Scherdel	22,500	2,460	2,166	108	27,234
Manny Schwartz	19,100	2,460	2,328	108	23,996
Barry M. Seigerman	20,000	2,460	2,532	108	25,100

(1)	The amount reported includes the annual retainer paid to each director in the amount of $17,000.
(2)
The valuation method and material assumptions made in quantifying this amount are set forth in Note J (other Stock Based Compensation) of the Notes to Consolidated Financial Statement in Form 10-K filed by the Bancorp with the Securities and Exchange Commission on March 15, 2007. The number of shares of restricted stock awarded to each director which had not vested as of December 31, 2006 is 480.

(3)
The interest paid on the directors’ accounts under Director Deferred Fee Plan for the year 2006 was 7.25%. The interest paid on the directors’ accounts under Director Incentive Retirement Plan for the year 2006 was 12%. The amount reported is the portion of the interest paid on those plans which exceeded 120% of the applicable long-term federal rate (the “above-market interest rate”).

(4)
The amount reported is the amount of dividends paid in 2006 to the directors on the restricted stock awarded under the Smithtown Bancorp Restricted Stock Plan. The dividends paid on the restricted stock are the same as the dividends paid on the Bancorp’s Common Shares.

Directors received an annual retainer of $17,000 paid on a quarterly basis at a rate of $4,250 per quarter in 2006. The members of the Compensation Committee (other than the chairperson) also received an annual fee of $250. The members of the Corporate Governance and Nominating Committee (other than the chairperson) also received an annual fee of $250. Patrick A. Given, as the lead director and chairperson of both the Compensation Committee and Corporate Governance and Nominating Committee received an annual fee of $1,000. The members of the Audit Committee (other than Robert W. Scherdel) received an annual fee of $1,600.Robert W. Scherdel received a fee of $2,000 as the chairperson of the Audit Committee. The members of the Bank’s Directors’ Loan Committee, who are not officers of the Bank, also received an annual fee of $3,000. Patricia C. Delaney also received a fee of $1,000 as the secretary of the Board. The total fees paid to each director in 2006 are reported in column (b) of Table XII.

The total amount of director’s fees and other compensation paid during 2006 was $158,800.

All directors (other than Mr. Rock) have been awarded restricted stock pursuant to the Smithtown Bancorp Inc. Restricted Stock Plan. Shares awarded to the directors are subject to the same restrictions as those awarded to the Bank’s executive officers under the plan. A description of the plan is included in the Compensation Analysis and Discussion set forth in this proxy statement. In January 2006, each director was awarded 375 shares of Bancorp common stock pursuant and subject to the plan (adjusted for the three for two stock dividend paid on all Common Shares on May 5, 2006). The compensation cost to the Bank for that award is reflected in Table XII - Director Compensation (column c).

The Bank established a non-qualified Director Deferred Fee Plan in 2004. All directors of the Bancorp are eligible to participate in the plan. Under the plan, directors may elect to defer all or a portion of their fees each year in advance of the beginning of the plan year. The rate of interest paid by the Bank on the director’s account under the plan is based on the prime rate published in the Wall Street Journal on the first business day of January in each year of the plan. A director makes a payout election which provides for payment upon termination on a lump sum, five or ten year basis. The plan has not at this time been amended to reflect changes under IRC 409A.

In 2001, the Bank executed a Director Incentive Retirement Agreement with Mr. Given, Mr. Scherdel, Mr. Schwartz, Mr. Seigerman and Ms. Delaney (the “Agreements). The eligible directors are those who were less than 62 years of age at time the agreements were executed. When Mr. Kwon became a director in 2003, he was 62 and therefore there is no Director Incentive Retirement Agreement with him. The Agreement provides for a contribution up to 25% of the director’s fees to each director’s account based upon the return on equity (“ROE”) of the Bank from the previous fiscal year. The earnings on the accounts are based upon the percentage change in the Bancorp’s fair market value common stock price, the actual growth rate, with a guaranteed annual minimum rate of 6% and a maximum rate of 12%. The director must serve as a director for a period of five years in order to be vested under the Agreement. The director has the option to choose how benefits are paid for normal retirement, early retirement, disability and death. Benefits under the Agreements are payable to the director upon normal retirement age (72), early retirement age (between 55 and 72, provided the director has served for ten years), disability, or if there is a change in control of the Bancorp or the Bank. Benefits are paid in a lump sum or in equal monthly installments over ten years as chosen by the director. The plan has not at this time been amended to reflect changes under IRC 409A.

APPROVAL OF THE BANK OF SMITHTOWN
BANKWIDE ANNUAL CASH INCENTIVE PLAN
(PROPOSAL NO. 2)

On February 27, 2007, upon the recommendation of the Bancorp’s Compensation Committee, the Board of Directors unanimously approved the adoption of the Bank of Smithtown Bankwide Annual Cash Incentive Plan (the “Cash Incentive Plan”), subject to the approval of the Bancorp’s shareholders.

The Cash Incentive Plan is intended to help the Bank motivate all of its employees, individually and as part of a team, to contribute to and enjoy the benefits of the Bank’s strong financial performance and thereby add value for the Bancorp’s shareholders. The Cash Incentive Plan is similar in its mission and operation to the cash incentive compensation plan that the Bank has successfully utilized for the past thirteen years to reward its employees for superior performance.

The Cash Incentive Plan is being submitted to shareholders for their approval so that payments under the plan will constitute “qualified performance-based compensation” under the provisions of' Section 162(m) of the Internal Revenue Code, as amended (the ”Code”), which limits the deductibility of compensation in excess of $1,000,000 paid by a publicly-traded corporation to certain "covered employees," unless the compensation is "qualified performance-based compensation". The Bank executive officers are covered employees within the meaning of the Code.

Under Treasury Regulations promulgated pursuant to Section 162(m) of the Code, the following conditions must be satisfied in order for compensation to qualify as performance-based: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals must be determined by a compensation committee of the board of directors that is comprised solely of two or more “outside directors"; (iii) such compensation committee must certify that the performance goals have been satisfied before payment is made, and (iv) the material terms of the compensation and the performance goals must be disclosed to and approved by shareholders before payment. In an effort to structure the compensation paid to covered employees so as to quality as "performance-based compensation" under Section l62(m) of the Code, the Board of Directors have adopted the Cash Incentive Plan, subject to shareholder approval at the annual meeting. Notwithstanding the adoption of the Cash Incentive Plan and its submission to shareholders, the Bank reserves the right to pay its employees, including its executive officers, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Code.

The following is a summary of the material features of the Cash Incentive Plan, and is qualified in its entirety by reference to the complete text of the Cash Incentive Plan, set forth in Appendix A of this proxy statement.

Administration

The Cash Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Bank which is composed of five directors, all of whom shall (i) satisfy the requirements of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) meet any independence requirements promulgated by NASDAQ or by any stock exchange on which the Bancorp’s Common Shares are listed. If, however, a member of the Committee is not an ‘outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Cash Incentive Plan to a committee or subcommittee composed of members that meet the relevant requirements. The Committee, in its sole discretion, may delegate certain aspects of administration and recordkeeping to specified individuals.

The Committee has full authority to develop such rules, regulations and procedures as it deems necessary or advisable to administer the Cash Incentive Plan and interpret its provisions.

Any determination, decision, interpretation or other action of the Committee will be final and binding upon all participants and any person entitled to an award under the Cash Incentive Plan.

Amendment

The Committee, may from time to time amend, suspend or terminate the Cash Incentive Plan without notification to participants, provided that such amendment, suspension or termination does not effect an award previously made.

Eligibility and Participation

All employees of the Bank are eligible to participate in the Cash Incentive Plan. The employee must remain actively employed by the Bank on the date an award under the plan is made.

Performance Period

Unless otherwise determined by the Committee, performance will be evaluated over the fiscal year of the Bank.

Performance Measures

Within ninety days after the beginning of the performance period, the Committee shall establish the financial criteria for awards to all participants and the performance goals that the Bank and Bancorp must meet with respect to the financial criteria designated for all participants under the Cash Incentive Plan. The financial criteria shall consist of one or more financial measures, including but not limited to, return measures (including, but not limited to, return on assets, return on equity, return on investment), net income, net interest margin, efficiency ratio, loan growth, deposit growth, asset quality, earnings per share, stock price performance and total shareholder return. The Committee shall establish specific performance goals in writing for the financial criteria designated by the Committee for the plan year and the amount of the award that shall be paid if the performance goals are achieved.

Awards will be based upon the participant’s individual performance, the performance goal achieved by the participant’s department or branch, and the performance goal achieved by the Bank and the Bancorp.

The amount of each participant's award for the upcoming plan year (which runs from January I, 2007 through December 31, 2007) will be determined based on the performance measures described above and are subject to adjustment. As a result, it is impossible to determine the amount of the awards that will be paid or the participants of the awards under the Cash Incentive Plan for the upcoming year. Since the Cash Incentive Plan will be implemented and carried out in the same manner as the existing Bankwide Incentive Compensation Plan (BICP), the amount that would have been paid to any participant if the Cash Incentive Plan had been approved by the Bancorp shareholders for the 2006 fiscal year would have been the same as under the BICP. The amount paid to the Bank’s executive officers under the BICP is set forth in column (g) of the Summary Compensation table (Table IV) in this proxy statement.

The Board of Directors recommends a vote FOR the approval of the
Bank of Smithtown Bankwide Annual Cash Incentive Plan
(Proposal No .2 on the Proxy)

APPROVAL OF SMITHTOWN BANCORP, INC.
2007 STOCK COMPENSATION PLAN
(PROPOSAL NO. 3)

On February 27, 2007, upon the recommendation of the Bancorp’s Compensation Committee, the Board of Directors unanimously approved the adoption of the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan (the “Stock Compensation Plan”), subject to the approval of the Bancorp’s shareholders.

The purpose of the Stock Compensation Plan is to provide the Bank with the opportunity to offer incentive awards in order to attract and retain high level officers and directors and to motivate them to continue their relationship with the Bank and thereby align their interests and compensation with the long-term interests of shareholders. The Stock Compensation Plan authorizes the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and stock-based awards. The variety of awards authorized under the Stock Compensation Plan may help the Bank minimize its expense for providing additional incentive compensation. The Stock Compensation Plan shall be effective as of the date it is approved by the shareholders. From and after such effective date, the Bancorp will make new awards only under this Stock Compensation Plan. All awards previously granted under the existing Restricted Stock Plan will remain in full force and effect and shall continue to be governed by the terms of that plan. Unless terminated sooner by action of the Bancorp, the Stock Compensation Plan shall terminate 10 years following its approval by shareholders.

The Stock Compensation Plan is being submitted to shareholders for their approval so that certain stock options and stock appreciation rights (or SARs) that may be granted thereunder may be considered “qualified performance-based compensation” under the provisions of' Section 162(m) of the Internal Revenue Code, as amended (the ”Code”). Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid by a publicly-traded corporation to certain "covered employees," unless the compensation is "qualified performance-based compensation". The Bank executive officers are covered employees within the meaning of the Code.

Under Treasury Regulations promulgated pursuant to Section 162(m) of the Code, the grant of stock options and SARs will be considered performanced-based compensation if (i) the grant is made by a committee of “outside directors”, (ii) the grant is made pursuant a shareholder approved plan, (iii) the plan expressly limits the amount of such grants that can be made to any individual employee during a specified time period, and (iv) the exercise price is not less than the fair market value of the stock on the date of the grant. Notwithstanding the adoption of the Stock Compensation Plan and its submission to shareholders, the Bancorp reserves the right to pay the employees and directors of the Bank, including recipients of awards under the existing Restricted Stock Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Code.

The following is a summary of the material features of the Stock Compensation Plan, and is qualified in its entirety by reference to the complete text of the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan, set forth in Appendix B of this proxy statement.

Administration

The Stock Plan shall be administered by the Compensation Committee of the Board of Directors of the Bancorp (the “Committee”) which will include directors who (i) satisfy the requirements of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) meet any independence requirements promulgated by NASDAQ or by any stock exchange on which the Bancorp’s common stock is listed. If, however, a member of the Committee is not an ‘outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its duties under the Stock Compensation Plan to a committee or subcommittee composed of members that meet the relevant requirements. The Committee will have the authority to make decisions and determine who will receive the awards, establish the terms and conditions relating to each award, adopt rules, regulations and guidelines for carrying out the purposes of the Stock Compensation Plan, and interpret and otherwise construe the Stock Compensation Plan.

The Committee may delegate to one or more of its members or officers of the Bancorp or to one or more agents or advisors such administrative duties as it may deem advisable. Except with respect to awards to certain officers, directors or beneficial owners of more than 10% of Bancorp Common Shares, the Committee may by resolution authorize one or more officers of the Bancorp or the Bank to designate who will receive awards and to determine the size of the award. All actions, interpretations and determinations made by the Committee shall be final, conclusive and binding.

Amendment and Termination

The Committee or the Board of Directors may alter, amend, modify, suspend or terminate the Stock Compensation Plan in whole or in part at any time, provided, however, that options may not be repriced, replaced or regranted through cancellation without prior shareholder approval. In addition, no such amendment may adversely affect in a material wav any outstanding award without the written consent of the participant and no amendment can be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

Eligibility

The Committee may grant awards to any employee, director, or independent contractor of the Bank or any of its subsidiaries or affiliates.

Shares Subject to the Plan; Other Limitations on Awards

The total number of shares of common stock that may be delivered pursuant to awards granted under the Stock Plan is 874,163 shares. That amount includes the balance of the shares reserved under the existing Restricted Stock Plan and represents less than 8.92% of the issued and outstanding Bancorp stock. A recent survey by the Clark Consulting Group of the 197 publicly-held bank holding companies in the United States with assets between $1 billion and $5 billion showed that the average number of shares which could be issued under similar stock compensation plans is 10.4% of the company’s issued and outstanding shares.

The shares available to be delivered under the Stock Compensation Plan may be authorized and unissued shares or treasury shares. The maximum aggregate number of shares of common stock that may be granted pursuant to any award in any one fiscal year to any one participant under the Stock Compensation Plan is 50,000 shares. The maximum number of shares of common stock that may be delivered pursuant to stock-settled awards that are not stock options or SARs shall be limited to 50% of the total amount authorized to be awarded under the Stock Compensation Plan.

If any award granted under the Stock Compensation Plan expires, is forfeited or cancelled, or otherwise terminates without the issuance of shares, the shares subject to such award will again be available for grant under the Stock Plan. In addition, if any award that is granted under the Stock Compensation Plan is settled in cash in lieu of shares or is exchanged with the Committee's permission for an award not involving shares, the shares subject to such award shall again be available for issuance under the Stock Compensation Plan. Further, if the option exercise price or tax withholding requirements with respect to an award are satisfied by tendering shares, or if an SAR is exercised, only the number of shares issued (net of the shares tendered) will be subtracted from the maximum number of shares available for awards under the Stock Compensation Plan.

The maximum number of shares available to be delivered under the Stock Compensation Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares or stock-based awards.

The number of shares reserved for awards under the Stock Compensation Plan is subject to adjustment at the discretion of the Committee in connection with any transaction or event that affects the common stock of the Bancorp, including, but not limited to, a stock dividend, stock split, split up, exchange of shares or other like change in capital structure or a merger or reorganization.

Types of Awards

Stock Options. Options granted under the Stock Compensation Plan may be either an option intended to be an incentive stock option within the meaning of Section 422 of the Code or a non-qualified stock option. Options entitle the recipient to purchase shares of Bancorp common stock at the exercise price specified in award agreement. The Committee, in its sole discretion, determines the number of option shares, term of the option (which shall not be more than 10 years from the date of grant), exercise price (which shall not be less than 100% of the fair market value of the Bancorp common stock at the time of the grant), vesting schedule and other terms and conditions of the award. The Committee may impose restrictions, as it may deem advisable, on the shares acquired pursuant to the exercise of an option, including but not limited to requiring the recipient to hold shares acquired pursuant to exercise for a specified period of time.

Stock Appreciation Rights (SARS). SARs entitle the recipient to receive amounts based upon the appreciation in the common stock over the exercise price specified in the award agreement. SARs may be either freestanding SARs (not granted in connection with an Option) or tandem SARs (granted in connection with an Option) The Committee, in its sole discretion, determines the number of SARs, term of the SARs (which shall not he more than 10 years from the date of grant), exercise price (which shall not be less than 100% of the fair market value of the Bancorp common stock at the time of grant), vesting schedule, form of payment (in cash or equivalent value in shares) and other terms and conditions. The Committee may impose restrictions, as it may deem advisable, on the shares acquired pursuant to the exercise of an SAR, including but not limited to requiring the recipient to hold shares acquired pursuant to exercise for a specified period of time.

Restricted Stock and Restricted Stock Units. Restricted stock is a stock grant that is registered in a recipient's name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the recipient's award agreement, and any other conditions and restrictions that the Committee may impose. A restricted stock unit is an unfunded, unsecured right to receive the value of a share of common stock at a future date, subject to conditions and restrictions that the Committee may impose. The Committee, in its sole discretion, determines the number of shares of restricted stock or restricted stock units, applicable restrictions, term of the restriction period, voting rights during the restriction period (in the case of restricted stock only), rights to dividends (or dividend equivalents in the case of restricted stock units) during the restriction period, form of payment, any applicable purchase price, any applicable performance goals and other terms and conditions, including any holding requirements or sale restrictions placed on the shares awarded after such restricted stock or restricted stock units have vested.

Performance Shares and Performance Share Units. A performance share is a hypothetical share unit with an initial value equal to the fair market value of a share of common stock as of the date of grant which entitles the recipient to a payout equal to the value and number of performance shares carried by the recipient over a specified performance period, determined by the extent to which the recipient achieves certain performance goals. A performance unit is a unit of value with an initial value as of the date of grant established by the Committee at the time of the grant which entitles the recipient to a payout equal to the value and number of performance units earned by the recipient over a specified performance period, determined by the extent to which the recipient achieves certain performance goals. The Committee, in its sole discretion, determines the number and value of performance shares or performance units granted to a participant, the term of the performance period, the applicable performance goals, any applicable purchase price, rights to dividend equivalents during the performance period, form of payment, and other terms and conditions, including any holding requirements on the shares received pursuant to such award.

Other Stock-Based Awards. The Committee may grant other types of stock-based awards in such amounts, and subject to such terms and conditions, that it may determine in its sole discretion. Such awards may be payable in cash, shares or a combination of cash and shares as may be determined by the Committee, in its sole discretion. The award shall be valued based upon the value of a share, as determined by the Committee in its sole discretion and may be conditioned upon performance periods and goals established by the Committee. The Committee may impose restrictions, as it may deem advisable, on the shares acquired pursuant to the payout of stock-based awards.

Performance Measures

The terms and conditions of awards under the Stock Compensation Plan may be conditioned upon the attainment of certain performance goals as determined by the Committee. In the case of awards that are intended to be “qualified performance-based compensation” to “covered employees”, as both terms are defined in Section 162(m) of the Code, the performance measures are limited to one or more, separately or in combination, of the following performance measures: (a) earnings per share (actual or targeted growth); (b) net income after capital costs; (c) net income (before or after taxes); (d) return measures (including, but not limited to, return on assets. risk- adjusted return on capital or return on equity); (c) efficiency ratio; (f) full time equivalency control; (g) stock price (including, but not limited to, growth measures and total shareholder return); (h) noninterest income compared to net interest income ratio; (i) expense targets or ratios; (j) margins; (k) operating efficiency; (l) asset quality measures; (m) customer satisfaction; (n) loan growth; (o) deposit growth; (p) core deposit growth; (q) net interest margin; (r) fee income, and (s) operating expense. In addition, the Committee may consider the following individual unit/production performance measures: cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel: operating expense to group budget; service levels (group); and personal performance. The performance measures may apply to the Bancorp or the Bank as a whole or any subsidiary, affiliate, of the Bank, as the

Committee deems appropriate in its sole discretion. The Committee has the authority to provide for accelerated vesting of any award based on the achievement of the specified performance goals. Awards that are designed to be considered "qualified performance based compensation"' that are held by “covered employees", as both terms are defined in Section 162(m) of the Code, may not be adjusted upward, but the Committee may, in sole discretion, adjust such awards downward. In the event that the Committee determines that it is advisable to grant awards that shall not constitute "qualified performance-based compensation", the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

Change In Control

In the event of a "change in control" (as defined in the Stock Compensation Plan) of the Bancorp, unless otherwise determined by the Committee and provided under the award agreement: (a) options and SARs will immediately vest; (b) restricted stock and restricted stock units will immediately vest and (c) performance shares and performance units, and other awards conditioned upon performance goals or restrictions will be deemed to have been fully achieved as of the effective date of the change in control and become payable, subject to proration based upon the length of time elapsed within the applicable performance period prior to the change in control.

New Plan Benefits

The amounts and types of awards to be made for the upcoming plan year (which runs from January I, 2007 through December 31, 2007) will be determined based on the performance measures described above and are subject to adjustment. As a result, it is impossible to determine the amount of the awards that will be paid or the participants of the awards under the Stock Compensation Plan for the upcoming year. In 2005, the shareholders approved the Bancorp’s Restrictive Stock Plan and the amount of shares that could be awarded under that plan (approximately 150,000 adjusted for the stock dividend paid in May 2006). Since that time the amount of shares awarded has been a modest 36,665 shares (adjusted for the stock dividend paid in May 2006). Although the 2005 Restricted Stock Plan did not have specified performance measures, the awards made by the Committee were based on their consideration of the same types of performance measures that will be used in the Stock Compensation Plan, and therefore had the Stock Compensation Plan been approved by the shareholders for 2006, the awards would have been similar in terms of their value to the participant and their cost to the Bank.

Tax Implications of Option Awards and SARs

We believe that under present law, the following are the material federal tax consequences generally arising with respect to the grant of options or SARs.

The grant of an option or SAR will create no tax consequences for the recipient or the Bancorp. A recipient will not recognize taxable income upon exercising an incentive stock option and the Bancorp will receive no deduction when an incentive stock option is exercised. Upon exercising an option (other than an incentive stock option) or SAR, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforteitable shares (and or cash or other property) acquired on the date of exercise over the exercise price and the Bancorp will be entitled to a deduction for the same.

The tax treatment for a recipient of an option on a disposition of shares acquired through the exercise of an option generally depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or a non-statutory stock option. Generally, there will be no tax consequences to the Bancorp in connection with the disposition of shares acquired pursuant to an option except when shares acquired pursuant to an incentive stock option are sold before the required holding periods have been satisfied, the Bancorp may be entitled to a deduction.

The recipient of other types of awards under the Stock Compensation Plan will recognize ordinary income equal to the cash award or the fair market value of the stock or other property received and the Bancorp will be entitled to a deduction for the same amount. With regard to awards that are settled in stock, the recipient must recognize ordinary income equal to the fair market value of the stock at the time the stock becomes freely transferable or no longer subject to substantial risk of forfeiture, whichever occurs earlier. The Bancorp will be entitled to a deduction for the same amount.

The Board of Directors recommends a vote FOR the approval of the
Smithtown Bancorp, Inc. 2007 Stock Compensation Plan
(Proposal No .3 on the Proxy)

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder proposals to be included in the Proxy Statement and the Proxy for the 2008 Annual Meeting must be received by the Secretary of the Board of Directors by November 15, 2007.

Notice of shareholder proposals to be presented at the 2008 Annual Meeting must be received by the Secretary of the Board of Directors by January 30, 2008.

If a shareholder desires to recommend an individual as a nominee for director to the Board of Directors, the shareholder shall mail the recommendation to the Secretary of the Board of Directors. The recommendation must include the name, address (business and personal), age and occupation of the nominee and the number of shares of stock of the Bancorp owned by the nominee. The recommendation must also include such other information regarding the nominee as may reasonably be required by the Bancorp.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the members of the Board of Directors by mailing their communications to the Bancorp’s Secretary, Judith Barber, at Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788. All communications addressed to the attention of a particular director shall be forwarded to the director by the Bancorp’s Secretary.

OTHER BUSINESS

So far as the Board of Directors of the Bancorp now knows, no business other than that referred to herein will be transacted at the Annual Meeting. The persons named in the Board of Directors' Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Annual Meeting according to their best judgment.

Dated:  March 15, 2007

SMITHTOWN BANCORP, INC.

/s/ Bradley E. Rock

Bradley E. Rock
Chairman of the Board, President
& Chief Executive Officer

APPENDIX A

BANK OF SMITHTOWN
BANKWIDE ANNUAL CASH INCENTIVE PLAN

Section 1.    Purpose of Plan

The purpose of the Plan is to promote the success of the Bank by providing all of the employees of the Bank with opportunities for cash payments based upon the attainment of specified annual performance goals.

Section 2.    Definitions and Terms

2.1    Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Bank, prepared in the ordinary course of business.

2.2    Specific Terms. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

“Affiliate” means any entity controlled by or under common control with the Bank.

“Award” means any amount payable to a Participant as determined in accordance with Section 5 hereof.

“Bancorp” means Smithtown Bancorp Inc.

“Bank” means Bank of Smithtown and any successor.

“Board” means the Board of Directors of Bank of Smithtown.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors of the Bank. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If a member of the Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Criteria” has the meaning set forth in Section 5.4 hereof.

“Participant” means an employee of the Bank, including executive officers of the Bank as defined in Rule 3b-7 of the Exchange Act.

“Peer Group” means the group of comparable publicly traded bank holding companies selected by the Committee, from time to time.

“Performance Goals” has the meaning set forth in Section 5.5 hereof.

“Plan” means this Annual Cash Incentive Plan of the Bank, as amended from time to time.

“Plan Year” means the Bank’s fiscal year, unless otherwise determined by the Committee or the Board. The initial Plan Year is the year ended December 31, 2007.

“Termination of Employment” means the Participant ceasing to be employed by the Bank for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

Section 3.    Effective Date; Term of the Plan

3.1    Effective Date. The Plan shall be effective as of January 1, 2007, but any payments under the Plan to Section 162(m) Participants shall be contingent on the Plan’s approval by the Bank’s shareholders at the 2007 annual meeting of shareholders.

3.2    Expiration Date. Unless terminated earlier pursuant to Section 11, the Plan will terminate on December 31, 2017.

Section 4.    Administration of the Plan

4.1    Power and Authority. The Plan shall be administered by the Committee. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority to interpret the Plan and to make all other determinations deemed necessary or advisable for the Plan's administration, and shall otherwise be responsible for the administration of the Plan in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Award under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. Any decision, determination or interpretation the Committee makes and each action it takes pursuant to the Plan will be considered final, binding, and conclusive for all purposes on all persons, including Participants and their legal representatives, and beneficiaries. No member of the Committee shall be liable for any action or determination made in good faith, or upon the advice of counsel, with respect to the Plan or any Award made under the Plan.

4.2    Retention of Experts. The Committee may retain accountants, attorneys, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

4.3    Delegation. The Committee may in its sole discretion, delegate to management personnel of the Bank the authority to take all such other steps deemed necessary, advisable or convenient for the effective administration and record keeping of the Plan in accordance with its terms and purposes.

Section 5.    Awards

5.1    Determination of Criteria for Awards. Within ninety (90) days after the commencement of each Plan Year, the Committee shall designate:

(a)    The Financial Criteria that will apply to Awards to all Participants for the Plan Year; and

(b)    The Performance Goals the Bank must meet with respect to the Financial Criteria designated for all Participants to earn the Awards for the Plan Year and a payout matrix or formula for achievement of those Performance Goals.

5.2    Financial Criteria. For each Plan Year, the Committee shall designate financial criteria (the “Financial Criteria”) for use in determining awards for Participants for that Plan Year. Financial Criteria shall consist of one or more financial measures, including but not limited to the following:

° Return on assets	° Net income
° Return on equity	° Operating income
° Return on investment	° Efficiency ratio
° Return on revenues	° Loan growth
° Cash return on tangible equity	° Deposit grown
° Cash flow	° Core deposit growth
° Book value	° Asset quality
° Stock price performance	° Net interest margin
° Earnings per share	° Non-interest income
° Price earnings ratio	° Non-interest expense
° Total shareholder return	° Core earnings

Any of the Financial Criteria may be applied on a Bank-wide or on a departmental or branch basis. In addition, any of the Financial Criteria may be measured by using average amounts for the Financial Criteria, in absolute terms, on a cash basis or operating basis, by reference to internal performance targets, or as compared to the Peer Group, or may be measured by the change in that performance target compared to a previous period.

5.3    Performance Goals. To determine the amount of Awards to Participants for a Plan Year, the Committee shall, within ninety (90) days of the beginning of each Plan Year, establish in writing specific, objective performance goals (the “Performance Goals”), the outcome of which is substantially uncertain at the time they are established, for the Financial Criteria the Committee designates for that Plan Year against which actual performance is to be measured. The Performance Goals may be described by means of a matrix or formula providing for goals resulting in the payment of Awards under the Plan. In the event of unusual circumstances or transactions, such as a merger or acquisition, the Committee may make adjustments to the Performance Goals.

5.4    Determination and Payment of Awards. As soon as practicable after the end of a Plan Year, the Committee shall determine the amount of Awards earned by and to be paid to a Participant who is a “covered employee” as defined under Section 162(m) of the Code and the total Awards to be paid in a Plan Year. The Committee (or the senior management team of the Bank designated by the Committee) shall determine the amount of the Award that each other Participant has earned. The determination of the amount of Awards earned by Participants will be made based on application of the Performance Goals in Section 5.3 to the Financial Criteria in Section 5.2 for the Plan Year. Actual awards will be determined based upon (i) the Participant’s individual performance, (ii) the achievement of Performance Goals by the Participant’s department or branch and (iii) the overall achievement of Performance Goals by the Bank. Payment of the Awards will be made in cash in a lump sum promptly after the Committee determines the amount of the Awards.

5.5    Employment Condition. The Participant must remain actively employed by the Bank on the date the Award is granted to be considered eligible for any potential payment under this Plan. If a Participant is hired during the Plan Year then the Award to which he or she would be entitled shall be prorated based upon the length of his or her employment during the Plan Year. The method and amount of proration shall be determined by the Committee, in its sole discretion, except to the extent that the Committee chooses to delegate this authority to the Chief Executive Officer for certain employees, other than the Chief Executive Officer and the executive officers of the Bank or an employee who would be considered a “covered employee” as defined under Section 162(m) of the Code.

Section 6.    General Provisions

6.1    No Right to Bonus or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Bank (including any predecessor or subsidiary), the Board of Directors of the Bank or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, any benefit under the Plan, or any legal right to be continued in the employ of the Bank unless otherwise provided by contract or agreement. The Bank expressly reserves any and all rights to discharge a Participant in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise.

6.2    No Funding of Plan. The Bank shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Bank.

6.3    No Fiduciary Relationship or Responsibility. The Plan is not subject to the Employee Retirement Security Act of 1974, as amended (“ERISA”). The Bank and the Committee are not fiduciaries with respect to the Plan and have no fiduciary obligation with respect to any Participant, beneficiary, or other person claiming a right hereunder. Further, nothing herein contained, and no action or inaction arising pursuant hereto, shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

6.4    Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 6.4 shall not apply to an assignment of a payment due after the death of a Participant to the deceased Participant's legal representative or beneficiary.

6.5    Code Section 409A. The Plan shall be interpreted and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations and other regulatory guidance, if applicable. To the extent that any terms of this Plan would subject the Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or make the Plan exempt from, the applicable Code Section 409A standards.

6.6    Law to Govern. Except as provided in Section 6.5, all questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

6.7    Section Headings. Section headings used herein are for convenience and reference only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

6.8    Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law; provided, however, that if any provision of this Plan shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Plan.

6.9    Non-Exclusivity. The Plan does not limit the authority of the Bank, the Board of Directors of the Bank or the Committee to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same performance criteria used under the Plan. In addition, executive officers not selected to participate in the Plan may participate in other plans of the Bank.

Section 7.    Amendments, Suspension or Termination of Plan

The Committee may, from time to time, amend, suspend or terminate, in whole or in part, the Plan, and after any suspension or termination, may reinstate any or all of the provisions of the Plan; provided no amendment, suspension or termination of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted.

The foregoing Plan was adopted and approved as set forth in the first paragraph hereof and is effective as of the date of approval by the shareholders of the Bancorp as set forth above.

SMITHTOWN BANCORP, INC.	BANK OF SMITHTOWN

By:______________________________	By:__________________________________
Printed Name______________________	Printed Name__________________________
Title:_____________________________	Title:_________________________________

APPENDIX B

SMITHTOWN BANCORP, INC.
2007 Stock Compensation Plan

Contents

Article 1. Establishment, Purpose, and Duration

Article 2. Definitions

Article 3. Administration

Article 4. Shares Subject to the Plan and Maximum Awards

Article 5. Eligibility and Participation

Article 6. Stock Options

Article 7. Stock Appreciation Rights

Article 8. Restricted Stock and Restricted Stock Units

Article 9. Performance Shares and Performance Units

Article 10. Stock-Based Awards

Article 11. Performance Measures

Article 12. Beneficiary Designation

Article 13. Deferrals and Share Settlements

Article 14. Rights of Employees and Independent Contractors

Article 15. Change in Control

Article 16. Amendment, Modification, Suspension, and Termination

Article 17. Withholding

Article 18. Successors

Article 19. General Provisions

Article 20. Legal Construction

Article 1.   Establishment, Purpose, and Duration

1.1    Establishment of the Plan. Smithtown Bancorp, Inc., a New York State corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Smithtown Bancorp 2007 Stock Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Stock-Based Awards.

The Plan shall become effective upon shareholder approval of the Plan (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3    Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the adoption of the Plan by the Board, and (b) the Effective Date.

1.4    Successor Plan. This Plan shall serve as the successor to the Smithtown Bancorp, Inc. Restricted Stock Plan (the “Predecessor Plan”), and no further grants can be made under the Predecessor Plan on or after the Effective Date. All outstanding awards under the Predecessor Plan shall continue to be governed by the terms and conditions of the instrument evidencing such grant or issuance and the Predecessor Plan. Any Shares of common stock reserved for issuance under the Predecessor Plan in excess of the number of Shares as to which awards have been awarded as of Effective Date, thereunder shall be deemed available for grant under Section 4.1 of the Plan. Any Shares as to which awards granted or issued under the Predecessor Plan that may lapse, expire, terminate, or be cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the Option Price, or satisfy any tax withholding requirements also shall be deemed available for issuance or reissuance under Section 4.1 of the Plan, and not under the Predecessor Plan.

Article 2.   Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock-Based Awards.

2.3
“Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4	“Bank” shall mean Bank of Smithtown, a New York State banking corporation, and any successor thereto as provided in Article 18 herein. The Bank is a wholly owned subsidiary of the Company.

2.5	“Beneficial Owner or Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cause” means:

(a)	Gross negligence or gross neglect of duties;
(b)	Commission of a felony or of a gross misdemeanor involving moral turpitude; or
(c)
Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the person’s employment in service and resulting in an adverse effect on the Company.

2.8	“Change in Control” shall mean any one of the following events:

(a)
Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

(b)
Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person(s) has or have become the beneficial owner(s) of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)
Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company's or the Bank's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's or the Bank's Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by such board (or first nominated by such board for election) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

(d)	Sale of Assets: The Company or the Bank sell to a third party all or substantially all of their assets.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.10
“Committee” means the Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If a member of the Compensation Committee is not an “outsider director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

2.11	“Company” means Smithtown Bancorp, Inc., a New York State corporation, and any successor thereto as provided in Article 18 herein.

2.12	“Covered Employee” means a Participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company and/or its Subsidiaries.

2.14
“Employee” means any employee of the Bank, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Bank, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan

2.15	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16
“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on NASDAQ or the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.17	“Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

2.18	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.19	“Grant Price” means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

2.20
“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

2.21
“Independent Contractor” means an individual providing services to the Company, the Bank, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Independent Contractor shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Independent Contractor who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Independent Contractor and the Company, its Affiliates, and/or its Subsidiaries, the term “service” shall apply as may be appropriate in lieu of the term “employment” or “employ”; (b) no such Independent Contractor shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Independent Contractor’s termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Independent Contractor’s Award Agreement related to such Award.

2.22
“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23
“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

2.24	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.25	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.26	“Participant” means an Employee or Independent Contractor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.27	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.28
“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.29	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.30	“Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.31	“Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.32
“Period of Restriction” means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

2.33	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8 herein.

2.35	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

2.36	“Shares” or “Stock” means the Shares of common stock of the Company.

2.37	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.40	“Stock-Based Award” means an Award granted pursuant to the terms of Section 10.2 herein.

2.41
“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company and the Bank) in an unbroken chain of entities beginning with the Company or the Bank if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.42
“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3.   Administration

3.1    General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, the Bank, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, the Bank and all other interested parties.

3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with federal laws and state laws in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or the Bank, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company or the Bank to do one or both of the following: (a) designate officers, Employees, Directors, or Independent Contractors of the Company, the Bank, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4.   Shares Subject to the Plan and Maximum Awards

4.1    Number of Shares Available for Awards. Subject to adjustment as provided in this Article 4, the number of Shares hereby reserved for issuance to Participants under the Plan (the “Share Authorization”) shall be 874,163 Shares (inclusive of the remaining shares reserved under the Predecessor Plan). The maximum number of Shares that may be granted pursuant to any Award granted in any one Fiscal Year to any one Participant shall be 50,000 Shares. The maximum number of Shares that may be issued for Awards, other than Options or SARs (including SARs which are settled by the issuance of Shares), shall be limited to fifty percent (50%) of the Share Authorization. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, outstanding awards under the Predecessor Plan that lapse, expire, terminate, are cancelled, or are otherwise satisfied without payment of the underlying shares as described in Section 1.4 shall also be available for issuance under the Plan and credited to the Share Authorization. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.2    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, Stock dividend, Stock split, reverse Stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company’s shareholders.

Article 5.   Eligibility and Participation

5.1    Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, and Independent Contractors.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees, Directors, and Independent Contractors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.  Stock Options

6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Non-Employee Directors and Independent Contractors.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be at least one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, if required to maintain favorable accounting treatment for the Options granted, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Bank, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9    Transferability of Options.
(a)
Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)
Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10    Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

Article 7.  Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price must be at least one hundred percent (100%) of the FMV of the Shares on the date of the grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3    Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6    Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

7.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Bank, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8    Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

7.9    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.   Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3    Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Smithtown Bancorp Inc. 2007 Stock Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Smithtown Bancorp”

8.6    Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7    Dividends and Dividend Equivalents. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units and such dividends or dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee.

8.8    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Bank, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.9    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.  Performance Shares and Performance Units

9.1    Grant of Performance Shares and Performance Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2    Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

9.3    Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

9.4    Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units as soon as practicable after the end of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5    Dividend Equivalents. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

9.6    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with the Bank, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10.   Stock-Based Awards

10.1    Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2    Value of Stock-Based Awards. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3    Earning of Stock-Based Awards. Subject to the terms of this Plan, the holder of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

10.4    Form and Timing of Payment of Stock-Based Awards. Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant’s employment with the Bank, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

10.7    Dividend Equivalents. At the discretion of the Committee, Participants holding Stock-Based Awards may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 11.  Performance Measures

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Earnings per share (actual or targeted growth);
(b)	Net income after capital costs;
(c)	Net income (before or after taxes);
(d)	Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);
(e)	Efficiency ratio;
(f)	Full-time equivalency control;
(g)	Stock price (including, but not limited to, growth measures and total shareholder return);
(h)	Noninterest income compared to net interest income ratio;
(i)	Expense targets or ratios;
(j)	Margins;
(k)	Operating efficiency;
(l)	Asset quality measures;
(m)	Customer satisfaction;
(n)	Loan growth;
(o)	Deposit growth;
(p)	Core deposit growth;
(q)	Net interest margin;
(r)	Fee income, and
(s)	Operating expense.

In addition to the foregoing, the Committee may consider the following individual/unit production Performance Measures: cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel; operating expense to group budget; service levels (group), and personal performance. The Committee may also choose to consider any of the foregoing Performances Measures on either a cash basis or operating basis.

Any Performance Measure(s) may be used to measure the performance of the Company or the Bank as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs; (e) extraordinary or nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12.   Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant’s beneficiary shall be made under the Participant’s will and applicable state law.

Article 13.  Deferrals and Share Settlements

Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 14.   Rights of Employees and Independent Contractors

14.1    Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, the Bank, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or the Bank, its Affiliates, and/or its Subsidiaries.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, the Bank, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or the Bank, its Affiliates, and/or its Subsidiaries for severance payments.

For purposes of the Plan, transfer of employment of a Participant between the Bank, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant’s Award Agreement that a transfer to a company that is spun-off from the Bank shall not be deemed a termination of employment with the Bank for purposes of the Plan until the Participant’s employment is terminated with the spun-off company.

14.2    Participation. No Employee or Independent Contractor shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3    Rights as a Shareholder. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15.  Change in Control

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement (which may include a modification to the definition of a Change in Control as determined by the Committee):

(a)
Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment is terminated for any other reason except Cause within twelve (12) months (or such longer period that would entitle the Participant to payment under a Change In Control Agreement between the Participant and the Company) of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

(b)
Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

(c)
The target payout opportunities attainable under all outstanding Awards under the Plan which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the effective date of the Change in Control.

(i)
The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

(ii)
Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d)
Subject to Article 16, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

Article 16.  Amendment, Modification, Suspension, and Termination

16.1    Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the Bank or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17.  Withholding

17.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

17.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18.  Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19.  General Provisions

19.1    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Bank, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, the Bank, its Affiliates, and/or its Subsidiaries.

19.2    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.3    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.4    Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.5    Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Independent Contractors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees and Independent Contractors outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees or Independent Contractors outside the United States to comply with applicable foreign laws;

(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

19.6    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.7    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

19.8    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.9    Retirement and Welfare Plans. The Awards under this Plans will not be included as “compensation” for purposes of computing benefits payable to any Participant under the Company’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

Article 20.   Legal Construction

20.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.4    Securities Law Compliance. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to

Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.5    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

The foregoing Plan was adopted and approved as set forth in the first paragraph hereof and is effective as of the date of approval by the shareholders of the Company as set forth above.

SMITHTOWN BANCORP, INC.	BANK OF SMITHTOWN

By:______________________________	By:__________________________________
Printed Name______________________	Printed Name__________________________
Title:_____________________________	Title:_________________________________

REVOCABLE PROXY

Smithtown Bancorp, Inc.

ANNUAL MEETING OF SHAREHOLDERS
April 19, 2007
10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints Albert Brayson II, Dev Chitkara and George H. Duncan or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on March 12, 2007, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 19, 2007, at 10:00 a.m., or any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

SMITHTOWN BANCORP, INC. — ANNUAL MEETING, APRIL 19, 2007:

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call **toll free 1-866-287-9708** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/smtb** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy
Smithtown Bancorp, Inc.

Annual Meeting of Stockholders/Shareholders
April, 19, 2007

Please mark as indicated in this example [X]

1. To elect three directors: For / Withhold All / For All Except

Nominees:
(01) Patrick A. Given (02) Robert W. Scherdel
(03) Hyukmun Kwon

The Board recommends a vote FOR All Nominees

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

2. APPROVAL OF THE ADOPTION OF THE BANK OF SMITHTOWN BANKWIDE ANNUAL CASH INCENTIVE PLAN. For / Against / Abstain

THE BOARD RECOMMENDS A VOTE **FOR** PROPOSAL NO. 2.

3. APPROVAL OF THE ADOPTION OF THE SMITHTOWN BANCORP, INC. 2007 STOCK COMPENSATION PLAN. For / Against / Abstain

THE BOARD RECOMMENDS A VOTE **FOR** PROPOSAL NO. 3.

Unless otherwise specified, this Proxy will be voted **FOR** the election of the nominated directors and **FOR** Proposals (2) and (3) above and in the discretion of the persons in whose favor this Proxy is granted upon matters that may properly come before the meeting.

Mark here if you plan to attend the meeting

Mark here for address change and note change

Please be sure to date and sign this instruction card in the box below.

Date

Shareholder Signature — Joint Shareholder Signature

Please sign exactly as your name(s) appear(s) hereon.

*** IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 19, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 19, 2007.

1-866-287-9708

Vote by Internet

anytime prior to 3 a.m., April 19, 2007 go to

https://www.proxyvotenow.com/smtb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!